EXHIBIT 10.1




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                          AGREEMENT AND PLAN OF MERGER


                                  by and among

                             Thor Industries, Inc.,
                             Thor Acquisition Corp.,
                                Damon Corporation
                                       and
                          Certain Parties listed on the
                         Signature Pages attached hereto


                                 August 29, 2003


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                                Table of Contents

                                                                            Page

ARTICLE I THE MERGER...........................................................1

 Section 1.01          The Merger..............................................1
 Section 1.02          Effective Time..........................................2
 Section 1.03          Effects of the Merger...................................2
 Section 1.04          Articles of Incorporation and By-laws...................2
 Section 1.05          Directors...............................................2
 Section 1.06          Officers................................................3
 Section 1.07 Cancellation and Conversion of the Capital Stock and Stock Options of the Company and Acquisition
                       Subsidiary..............................................3
 Section 1.08          Exchange Procedure; Payment.............................3

ARTICLE II MERGER CONSIDERATION; ADJUSTMENT; ESCROW............................4

 Section 2.01          Merger Consideration; Adjustment........................4
 Section 2.02          Escrow..................................................7

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
             THE SHAREHOLDERS..................................................8

 Section 3.01          Organization; Good Standing.............................8
 Section 3.02          Capitalization; Title to Shares.........................9
 Section 3.03          Subsidiaries...........................................10
 Section 3.04          Authority Relative to this Agreement...................10
 Section 3.05          Consents and Approvals; No Violations..................10
 Section 3.06          Financial Statements...................................11
 Section 3.07          Absence of Undisclosed Liabilities.....................11
 Section 3.08          Absence of Certain Changes or Events...................11
 Section 3.09          Company Agreements.....................................12
 Section 3.10          Real Property..........................................13
 Section 3.11          Machinery and Equipment................................14
 Section 3.12          Inventories............................................15
 Section 3.13          Accounts Receivable....................................15
 Section 3.14          Intellectual Property Rights...........................15
 Section 3.15          Licenses...............................................16
 Section 3.16          Title to Assets........................................16
 Section 3.17          Corporate Minute Books; Bank Accounts..................16
 Section 3.18          Taxes..................................................17
 Section 3.19          Employees; Benefit Plans...............................19
 Section 3.20          Insurance..............................................22
 Section 3.21          Litigation.............................................22
 Section 3.22          Compliance with Laws...................................23
 Section 3.23          NHTSA; Other Safety Standards..........................23
 Section 3.24          Product Liability; Product Recalls.....................23
 Section 3.25          Warranties.............................................24
 Section 3.26          Dealer Network; Rebates and Refunds....................24

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 Section 3.27          Environmental Matters..................................24
 Section 3.28          Disclosure.............................................27

ARTICLE III.A REPRESENTATIONS AND WARRANTIES OF THE HOLDERS...................27

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND
            ACQUISITION SUBSIDIARY............................................29

 Section 4.01          Organization; Good Standing............................29
 Section 4.02          Authority Relative to this Agreement...................29
 Section 4.03          Consents and Approvals; No Violations..................30
 Section 4.04          Capitalization of Acquisition Subsidiary...............30

ARTICLE V CONDUCT AND TRANSACTIONS PRIOR TO CLOSING...........................31

 Section 5.01          Conduct of Business....................................31
 Section 5.02          Certain Changes or Events..............................31
 Section 5.03          Access to Information..................................32
 Section 5.04          Non-Solicitation.......................................32
 Section 5.05          Additional Agreements..................................32
 Section 5.06          Communications with Agencies...........................33
 Section 5.07          Public Disclosure......................................33
 Section 5.08          Supplements to and Amendments of the Disclosure
                       Schedule...............................................33
 Section 5.09          Tax Matters............................................34
 Section 5.10          Excluded Assets Transactions...........................34

ARTICLE V.A CERTAIN AGREEMENTS AMONG THE PARTIES following the closing........34

ARTICLE VI CONDITIONS TO CLOSING..............................................37

 Section 6.01          Conditions to Obligations of Parent and
                       Acquisition Subsidiary.................................37
 Section 6.02          Conditions to Obligations of the Company and
                       the Holders............................................38

ARTICLE VII CLOSING...........................................................39

 Section 7.01          Closing Date...........................................39
 Section 7.02          Deliveries by the Company and the Holders..............40
 Section 7.03          Deliveries by Parent and Acquisition Subsidiary........40

ARTICLE VIII  SURVIVAL; INDEMNIFICATION.......................................41

 Section 8.01          Survival Past Closing..................................41
 Section 8.02          Indemnification by the Holders.........................41
 Section 8.03          Indemnification by Parent and Acquisition Subsidiary...42
 Section 8.04          Limitation on Indemnification..........................42
 Section 8.05          Exclusive Remedy.......................................43
 Section 8.06          Indemnification Procedures.............................43

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ARTICLE IX  TERMINATION OF AGREEMENT..........................................45

 Section 9.01          Events of Termination..................................45
 Section 9.02          Effect of Termination..................................45

ARTICLE X  FINDER'S FEES......................................................46

ARTICLE XI NOTICES............................................................46

ARTICLE XII MISCELLANEOUS.....................................................48

 Section 12.01         Expenses...............................................48
 Section 12.02         Entire Agreement.......................................49
 Section 12.03         Amendments and Waivers.................................49
 Section 12.04         Successors and Assigns.................................49
 Section 12.05         Governing Law..........................................49
 Section 12.06         Severability...........................................49
 Section 12.07         No Third-Party Beneficiaries...........................50
 Section 12.08         Attorneys' Fees........................................50
 Section 12.09         Remedies...............................................50
 Section 12.10         Captions...............................................50
 Section 12.11         Counterparts...........................................50
 Section 12.12         Certain References.....................................50
 Section 12.13         Interpretation.........................................50
 Section 12.14         Consent to Jurisdiction and Service of Process.........51
 Section 12.15         Holder Representative..................................51
 Section 12.16         Knowledge..............................................51
 Section 12.17         Material Adverse Effect................................52
 Section 12.18         Defined Terms..........................................52

EXHIBITS

 EXHIBIT 1.02(a)            Forms of Articles of Merger
 EXHIBIT 2.02               Form of Escrow Agreement
 EXHIBIT 6.01(d)            Form of Opinion of Counsel for the Company
 EXHIBIT 6.01(n)(i)         Form of Real Property Lease (Northport Office)
 EXHIBIT 6.01(n)(ii)        Form of Real Property Lease (Plant 9)
 EXHIBIT 6.01(n)(iii)       Form of Real Property Lease (Plants 8 &12)
 EXHIBIT 6.01(o)            Form of Option to Purchase Leased Real Property
 EXHIBIT 6.02(d)            Form of Opinion of Counsel for Parent and
                            Acquisition Subsidiary
 EXHIBIT 7.02(c)            Form of Non-Competition Agreement
 EXHIBIT 7.02(d)            Form of Holder Release

                          AGREEMENT AND PLAN OF MERGER


               Agreement AND plan of merger dated as of August 29, 2003 (this "Agreement") by and among Thor Industries, Inc., a Delaware corporation ("Parent"), Thor Acquisition Corp., a Delaware corporation ("Acquisition Subsidiary"), Damon Corporation, an Indiana corporation (the "Company"), the holders of Company Common Stock (as defined below) whose names are listed at the foot of this Agreement (the "Shareholders"), the holders of the Company Stock Options (as defined below) whose names are listed at the foot of this Agreement (the "Optionholders" and together with the Shareholders, the "Holders") and Donald R. Pletcher, as representative of the Holders (the "Holder Representative").

                              W I T N E S S E T H:
                               - - - - - - - - - -


               WHEREAS, the Company is engaged in the business (the "Business") of manufacturing and marketing recreational vehicles, consisting of Class A motor coaches and recreational park trailers (together, the "Products");

               WHEREAS, the Company desires to merge with Acquisition Subsidiary and Acquisition Subsidiary desires to merge with the Company, upon the terms and subject to the conditions set forth herein, whereby (i) each issued and outstanding share of voting common stock, no par value, of the Company (the "Company Common Stock") will be converted into cash and (ii) each issued and outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") will be canceled and the holders thereof will receive cash as hereinafter described; and

               WHEREAS, the Shareholders own, and will own immediately prior to the Closing (as defined below), of record and beneficially, all of the Company Common Stock, and the Optionholders own, and will own immediately prior to the Closing, of record and beneficially, all of the Company Stock Options, and have agreed to cause the Company to enter into this Agreement and consummate the transactions contemplated hereby, and, in their capacity as Shareholders and Optionholders, to enter into this Agreement and consummate the transactions contemplated hereby.

               NOW THEREFORE, in consideration of the promises and the mutual agreements, covenants, representations and warranties herein contained, the parties hereto agree as follows:

                                   Article I
                                   THE MERGER

Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Indiana Business Corporation Law (the "IBCL"), at the Effective Time (as defined below) Acquisition Subsidiary will be merged with and into the Company, Acquisition Subsidiary's separate corporate existence will cease, and the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Parent (the "Merger"). The Company as the surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation".

Section 1.02 Effective Time. The parties shall prepare, execute and deliver articles of merger and/or other appropriate documents in substantially the form(s) annexed hereto as Exhibit 1.02(a) (in any such case, the "Articles of Merger") in accordance with the relevant provisions of the IBCL and the DGCL and file same with the Secretary of State of the State of Indiana and the Secretary of State of the State of Delaware, respectively. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Indiana or at such subsequent time or date as Parent and the Company shall agree and specify in the Articles of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

Section 1.03 Effects of the Merger. At and after the Effective Time, the Surviving Corporation shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed, of the Company and Acquisition Subsidiary; all debts due to the Company and Acquisition Subsidiary shall be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of the Company and Acquisition Subsidiary shall be as effectively the property of the Surviving Corporation as they were of the Company and Acquisition Subsidiary, respectively; the title to any real estate vested by deed or otherwise in the Company and Acquisition Subsidiary shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of the Company and Acquisition Subsidiary shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time of the Merger; and all debts, liabilities, and duties of the Company and Acquisition Subsidiary shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

Section 1.04 Articles of Incorporation and By-laws.

          (a) The Articles of Incorporation, as amended, of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

Section 1.05 Directors. The directors of Acquisition Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.06 Officers. The officers of the Acquisition Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.07 Cancellation and Conversion of the Capital Stock and Stock Options of the Company and Acquisition Subsidiary. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Acquisition Subsidiary:

          (a) Capital Stock of Acquisition Subsidiary. Each issued and outstanding share of common stock of Acquisition Subsidiary shall be converted into and shall become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned by the Company as treasury stock immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Cancellation of the Company Stock Options. Immediately prior to the Effective Time, each issued and outstanding Company Stock Option, whether or not then exercisable or vested, shall become fully exercisable and vested. At the Effective Time, each Company Stock Option which is then issued and outstanding shall be canceled and in consideration of such cancellation, Parent shall pay to the holders of the Company Stock Options the amounts described in
Section 2.01(b)(ii). No payment shall be made with respect to any Company Stock Option having an exercise price greater than the Merger Consideration Per Common Share (as defined below).

          (d) Conversion of the Company Common Stock. All of the shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.07(b)) shall be converted, on a per share basis, into the right to receive the amounts described in Section 2.01(b)(iii).

Section 1.08 Exchange Procedure; Payment.

          (a) Exchange Procedure. At the Effective Time all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive its allocable share of the Merger Consideration in accordance with Sections 2.01 and
2.02. Upon surrender of a Certificate for cancellation, the Shareholder shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 1.07(d) and the Certificate so surrendered shall forthwith be canceled.

          (b) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of a Certificate in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate.

          (c) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent shall pay in respect of such lost, stolen or destroyed Certificate the applicable Merger Consideration.

          (d) Withholding Rights. Parent and Acquisition Subsidiary shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or of Company Stock Options such amounts as Parent or Acquisition Subsidiary are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986 as, amended (the "Code") or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent or Acquisition Subsidiary such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or any Company Stock Options in respect of which such deduction and withholding was made by Parent or Acquisition Subsidiary.

                                   Article II
                    MERGER CONSIDERATION; ADJUSTMENT; ESCROW

Section 2.01      Merger Consideration; Adjustment.

          (a) (i) Determination of Merger Consideration. The total amount of consideration to be paid by Parent or Acquisition Subsidiary in the aggregate for (i) all of the shares of Company Common Stock, (ii) in respect of all Company Stock Options and (iii) on account of the Company Expense Payments pursuant to Section 12.01(b) shall be an amount equal to the sum of (A) the Company's shareholders' equity as reflected on the Audited Closing Balance Sheet, plus (B) Thirteen Million Five Hundred Thousand dollars ($13,500,000) (the "Merger Consideration").

               (ii) Estimated Merger Consideration. For purposes of determining the amount of the Merger Consideration to be paid on the Closing Date (as defined below), the estimated Merger Consideration (the "Estimated Merger
Consideration")   shall  be   determined  in  the  same  manner  as  the  Merger
Consideration is to be determined, except that the Estimated Merger Consideration shall be based upon the unaudited balance sheet of the Company as of August 31, 2003 (the "Estimated Closing Balance Sheet"), which shall be delivered to Parent not later than three (3) business days prior to the Closing.

(b) Payment of the Estimated Merger Consideration. On the Closing Date the Estimated Merger Consideration shall be paid as follows:

               (i) an amount equal to the Company Expense Payments (as defined below) shall be paid in the manner set forth in Section 12.01(b);

               (ii) to the holders of the Company  Stock  Options,  an amount in respect thereof equal to the product of (A) the excess of the Merger Consideration Per Common Share (as defined below) over the exercise price thereof, if any, and (B) the number of shares of Company Common Stock subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto). For purposes hereof, the "Merger Consideration Per Common Share" shall mean the quotient obtained by dividing (A) the sum of (x) the Merger Consideration (as adjusted pursuant to Section 2.01(c) less the amounts paid pursuant to clause (i) above, and (y) the aggregate exercise price of all Company Stock Options vested and exercisable immediately prior to the Effective Time, by
                    (B) the sum of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, and (y) the number of shares of Company Common Stock issuable upon exercise of the Company Stock Options prior to the Effective Time, assuming the full vesting and exercise of such Company Stock Options; and

               (iii) to the holders of Company Common Stock on a per share basis, the excess of (A) the Merger Consideration (as adjusted pursuant to
Section 2.01(c)) over (B) the aggregate of the portion of the Merger Consideration payable pursuant to clauses (i) and (ii) of this Section 2.01(b).

All payments  shall be paid on the Closing Date by wire transfer of  immediately
available   funds  to  an  account  or   accounts   designated   by  the  Holder
Representative not later than two (2) business days prior to the Closing Date.


          (c) Adjustment of the Merger Consideration. In order to conclusively determine the Merger Consideration as of the Closing Date, Parent, with the cooperation of the Shareholders, will cause a balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet") to be prepared as promptly as practicable following the Closing Date and Parent will engage Deloitte & Touche LLP ("D&T") to audit the Closing Balance Sheet (as audited, the "Audited Closing Balance Sheet"). The Audited Closing Balance Sheet shall be prepared based upon the Company's books and records in accordance with generally accepted accounting principles, applied on a consistent basis ("GAAP"), with the adjustment provided for in Section 12.01(c) and (i) the Audited Closing Balance Sheet shall contain an aggregate accrual of Four Million Dollars ($4,000,000) for the following items: (A) warranty, which shall include future warranty cost and product liability cost, if any, incurred with respect to discontinued operations included in Excluded Assets (B) vacation accrual, (C) show costs and promotions,
(D) bad debts, (E) incurred but not reported product liability and (F) repurchase loss reserve, (ii) the depreciation of leasehold improvements shall be calculated on a basis that is consistent with the Company's past practices,
(iii) no adjustment shall be made to the carrying value of inventory solely as a result of the methodology used by the Company to account for cash discounts or chassis rebates, (iv) only inventory (other than parts and services inventory) which is not reasonably anticipated to be used in the ordinary course of business in the two years following the Closing shall be deemed slow moving and shall be written down to realizable value, and (v) the Audited Closing Balance Sheet will not include the Excluded Assets or the consideration for the sale by the Company of the Excluded Assets provided for in Section 5.10, or the amount of the cash dividend distributed to the Shareholders pursuant to Section 5.10. For purposes of this Agreement, "Excluded Assets" shall mean the assets, rights and properties set forth on Schedule 2.01(c) attached hereto, including any proceeds from the sale thereof.


          (d) The parties hereto shall use their reasonable best efforts to cause D&T to complete and deliver the Audited Closing Balance Sheet to Parent and the Holder Representative within sixty (60) days after D&T's receipt of the Closing Balance Sheet. The parties hereto shall cooperate with D&T in connection with such audit and shall provide D&T with all books, records and other papers necessary for such purpose.

               (i) The Audited Closing Balance Sheet shall be final and binding on the parties hereto, unless within thirty 30) days after receipt thereof the Holder Representative shall give Parent a notice of objection (an "Objection Notice"). The Objection Notice shall specify each item the Holders object to in the Audited Closing Balance Sheet, together with a calculation of each disputed amount and shall include all supporting calculations and data used in that determination. Any item in the Audited Closing Balance Sheet that is not objected to in the Objection Notice shall be deemed agreed and shall be final and binding on the parties hereto.


               (ii) In the event an  Objection  Notice is given,  Parent and the
                    Holder Representative, together with D&T and the Company's independent certified public accountants, Crowe, Chizek and Company LLC ("C&C"), shall meet in an effort to resolve any objection and arrive at a final determination. If Parent and the Holder Representative are unable to arrive at a final determination within ten (10) days after an Objection Notice is given, the matter shall be submitted for final determination to a firm of independent certified public accountants upon which the Holder Representative and Parent mutually agree (the "Independent Firm"). The Independent Firm shall make a final determination in writing as to all matters in dispute within thirty (30) days after its appointment, and such determination shall be final and binding on the parties hereto.

               (iii)Parent  shall pay any fees owing to D&T in  connection  with this Section 2.01(c) and the Holders shall pay any fees owing to C&C in connection with this Section 2.01(c). Any fees owing to the Independent Firm in connection with this
                    Section 2.01(c) shall be paid in direct proportion to the amounts of the disputed items that are lost by the Holders or Parent, as the case may be.


          (e) Method of Adjustment. In the event that the Merger Consideration as finally determined pursuant to Section 2.01(c) is greater than the Estimated Merger Consideration as determined pursuant to Section 2.01(a)(ii), Parent shall pay such difference in cash to the Holders, on a pro rata basis, based on the respective portion of the Estimated Merger Consideration that each Holder received pursuant to Section 2.01(b). In the event that the Merger Consideration as finally determined pursuant to Section 2.01(c) is less than the Estimated Merger Consideration as determined pursuant to Section 2.01(a)(ii), such difference shall be withdrawn from the Escrowed Funds and delivered to Parent in accordance with Section 2.02.

          (f) Shareholders' Equity. For purposes of determining the Company's shareholders' equity, the Audited Closing Balance Sheet shall have accrued or reserved thereon each of the items specified in this Agreement as being required to be accrued or reserved on the Audited Closing Balance Sheet, in the respective amounts specified herein and, further, all such accruals and reserves shall be determined as if the Audited Closing Balance Sheet were a year-end balance sheet of the Company.

Section 2.02 Escrow.  Notwithstanding anything to the contrary contained in this
Article II, on the Closing Date a portion of the Merger Consideration equal to the sum of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Escrowed Funds") will be deposited into an interest bearing escrow account, to be held by 1st Source Bank (the "Escrow Agent") pursuant to an Escrow Agreement to be entered into on the Closing Date among Parent, the Surviving Corporation, the Holders, the Holder Representative and the Escrow Agent in substantially the form annexed hereto as Exhibit 2.02 (the "Escrow Agreement"). The Escrowed Funds will secure (x) any adjustments to the Merger Consideration as provided for in
Section 2.01(c) and (y) the Holders' indemnification obligations under Article VIII of this Agreement. The Escrowed Funds will be withdrawn or released as follows:

               (i) upon the final determination of the Merger Consideration in accordance with Section 2.01(c), if Parent is entitled to receive any cash in connection with an adjustment of the Merger Consideration, such amount shall be withdrawn from the Escrowed Funds in accordance with Section 2.01(d) and paid to Parent, within five (5) days after such final determination;

               (ii) following  the  withdrawal,  if any,  of  Escrowed  Funds as provided in clause (i) above, a portion of the Escrowed Funds will be released to the Holders such that the sum of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) will remain as Escrowed Funds; provided, however, that if less than $1,750,000 shall remain after the withdrawal as provided in clause (i) above, the Holders, within five (5) days after such withdrawal, shall deposit such additional cash as needed to cause the Escrowed Funds to be $1,750,000 (such deposit to be made by the Holders, pro rata, based on the respective portion of the Merger Consideration that each Holder is entitled to receive pursuant to Section 2.01(b)); and

               (iii)the remaining  Escrowed Funds (including any interest earned thereon), if any, will be released to the Holders on the first (1st) anniversary of the Closing Date; provided, however, that if prior to such first (1st) anniversary Parent or the Surviving Corporation gives notice of a claim or claims for indemnification pursuant to Article VIII of this Agreement, then: (A) if any such claim is resolved prior to such first (1st) anniversary, by judicial determination or otherwise, any sums due Parent or the Surviving Corporation shall be withdrawn from the Escrowed Funds and paid to Parent or the Surviving Corporation within five (5) days after such resolution or (B) if any such claim is not resolved prior to such first (1st) anniversary, the amount of such claim, plus the reasonably estimated amount of legal fees and disbursements to be incurred in connection therewith, shall be retained as Escrowed Funds until such claim is resolved.

Any Escrowed Funds released to the Holders shall be paid to the Holders, pro rata, based on the respective portion of the Merger Consideration that each Holder is entitled to receive pursuant to Section 2.01(b).

                                  Article III
       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

          Except  as  set  forth  on  the  disclosure  schedule,  with  specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure relates (the "Company Disclosure Schedule"), the Company and the Shareholders hereby represent, warrant and agree, as of the date of this Agreement and as of the Closing Date, as follows, each of which representations, warranties and agreements shall be deemed to be independently material and to have been relied upon by Parent:

Section 3.01 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, has full power and authority, corporate and other, to own and operate its property (including the operation of leased property) and to carry on the Business as it is now being conducted and is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction (all of which other jurisdictions, if any, are listed on Schedule 3.01) in which the character of the property owned or the nature of the business transacted by it makes such qualification or licensing necessary, except that if the Company is not so qualified in any such jurisdiction, it can become qualified without any Material Adverse Effect (as defined below). True and complete copies of the

Company's Articles of Incorporation and By-laws (including all amendments thereto), as in effect on the date hereof, have been delivered or made available, to Parent and Acquisition Subsidiary.

Section 3.02 Capitalization; Title to Shares.

          (a) The Company's authorized capital stock consists solely of 200,000 shares of Company Common Stock. As of the date hereof, (i) 71,321 shares of Company Common Stock are issued and outstanding, (ii) 575 shares of Company Common Stock are reserved for issuance under the Company's 1998 Stock Option Plan and (iii) 575 Company Stock Options are issued and outstanding. All outstanding shares of Company Common Stock are and will on the Closing Date be validly issued, fully paid and non-assessable. The Shareholders own, of record and beneficially, all of the Company Common Stock as of the date hereof and will own the same, of record and beneficially, immediately prior to the Closing. The Optionholders own, of record and beneficially, all of the issued and outstanding Company Stock Options and will own the same, of record and beneficially, immediately prior to the Closing.

          (b) Schedule 3.02(b) is a true and complete list as of the date hereof, and as of the Closing Date, of all issued and outstanding shares of the Company Common Stock and the names and number of shares owned by each of the holders thereof. Each Shareholder owns of record the number of shares of Company Common Stock set forth next to such Shareholder's name on Schedule 3.02(b).

          (c) Schedule 3.02(c) is a true and complete list, as of the date hereof, and as of the Closing Date, of all issued and outstanding Company Stock Options, the number of shares subject to each such Company Stock Option, the grant dates and exercise prices thereof and the names of the holders thereof. Each Optionholder owns of record the Company Stock Options set forth next to such Optionholder's name on Schedule 3.02(c).

          (d) Except as set forth on Schedule 3.02(c), there are no outstanding subscriptions, options, rights, warrants or other commitments entitling any person to purchase or otherwise subscribe for or acquire any shares of capital stock of the Company or any security convertible into or exchangeable for shares of capital stock of the Company, nor is there presently outstanding any security convertible into or exchangeable for shares of capital stock of the Company, nor has the Company or any Shareholder entered into any agreement with respect to any of the foregoing. The Company has no obligation to repurchase, redeem or otherwise acquire any shares of capital stock of or other equity or voting interests in, the Company. There are no irrevocable proxies and no voting agreements to which the Company or any Shareholder is a party with respect to any shares of the capital stock or other voting securities of the Company.

Section 3.03 Subsidiaries. The Company does not have, nor has the Company ever had, any subsidiaries and the Company does not own, nor has the Company ever owned, directly or indirectly, any capital stock of or other equity or voting interests in, any corporation, partnership, limited liability company, joint venture, association or other entity.

Section 3.04 Authority Relative to this Agreement. The Company has the full legal right, power and capacity and all authority and approval required by law to enter into this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto have been duly authorized by all requisite corporate action (including all action required of the Company's Board of Directors and the Shareholders) and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or the documents and instruments to be executed and delivered by it pursuant hereto, or to consummate the transactions contemplated hereby or thereby. This Agreement and the documents and instruments to be executed and delivered pursuant hereto are and will be duly executed and delivered by the Company and are and will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms.

Section 3.05 Consents and Approvals; No Violations.

          (a) Except for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), state Blue Sky laws and the filing of the Articles of Merger as required by the IBCL and the DGCL, no filing or registration with and no permit, authorization, consent or approval of, any public body or authority, including courts of competent jurisdiction, domestic or foreign ("Governmental Entity"), is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

          (b) Neither the execution and delivery of this Agreement or the documents and instruments to be executed and delivered pursuant hereto by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (i) conflict with or result in any breach of any provision of the Company's Articles of Incorporation, as amended, or By-laws,
(ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration of or loss of a material benefit under or result in the creation of any Lien (except for Permitted Liens (as defined below)) in or upon any of the properties or assets of the Company under or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under or require any consent, approval or notice under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, guarantee, agreement, lease or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect and which would not prevent or materially delay the consummation of the transactions contemplated hereby. For purposes of this Agreement "Lien" means pledges, mortgages, security interests, claims, charges and other encumbrances of any kind or nature whatsoever and the term "Permitted Liens" shall mean Liens for taxes, assessments or governmental charges or landlords', mechanics', materialmen's, supplier's or similar Liens, in each case that are not delinquent, which are being contested in good faith and which are not, individually or in the aggregate, material.

Section 3.06 Financial Statements. Schedule 3.06 contains (a) the balance sheet of the Company as of September 30, 2002, 2001 and 2000, respectively and the related statements of income, shareholders' equity and cash flow for the fiscal years then ended, together with the notes thereto, audited by C&C (the "Audited Statements") and (b) the internally prepared unaudited balance sheet of the Company as of July 26, 2003 and the related internally prepared unaudited statements of income, shareholders' equity and cash flow for the period from September 30, 2002 then ended (the "Unaudited Statements"). Except as set forth on Schedule 3.06, all such statements (collectively, the "Financial Statements") have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and fairly present in all material respects the financial position of the Company as of the dates indicated and the results of the Company's operations for the periods then ended (subject, in the case of the Unaudited Statements, to normal and recurring year-end audit adjustments, none of which, individually or in the aggregate, are expected to be material and the absence of footnotes otherwise required under GAAP). The Financial Statements reflect an accrual for Indiana real estate taxes at least equal to the amount of such taxes as have been paid in the previous applicable fiscal period.

Section 3.07 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the 2002 Audited Statements or as set forth on
Schedule 3.07, the Company had no liabilities or obligations that are required to be recorded in accordance with GAAP, as of the date thereof (other than obligations of continued performance under the Company's Agreements (as defined below) and other than commitments and arrangements incident to the normal conduct of business that are not required to be disclosed on Schedule 3.09(a), known or unknown, secured or unsecured (whether accrued, absolute, contingent or otherwise), including, without limitation, tax liabilities due or to become due. Except as and to the extent reflected or reserved against in the Unaudited Statements, the Company has incurred no liabilities or obligations since September 30, 2002 other than current liabilities incurred in the ordinary course of business consistent with past practice or in connection with the transactions contemplated hereby.

Section 3.08 Absence of Certain Changes or Events. Since September 30, 2002, the Company has conducted its business only in the ordinary course consistent with past practice and there has not occurred any event or condition which has or may reasonably be expected to have a Material Adverse Effect and, without limiting the generality of the foregoing, the Company has not (a) incurred any obligation or liability, secured or unsecured (whether accrued, absolute, contingent or otherwise), whether due or to become due, except current liabilities in the ordinary course of business consistent with past practice or those reflected on the Unaudited Statements, (b) discharged or satisfied any Lien (except for Permitted Liens) or paid any obligation or liability, except current liabilities becoming due in the ordinary course of business consistent with past practice,
(c) mortgaged, pledged or subjected to a Lien (except for Permitted Liens) any of the Company's properties or assets, (d) sold, transferred, licensed or otherwise disposed of any of the Company's properties or assets other than in the ordinary course of business consistent with past practice, (e) increased the compensation payable or to become payable by it to any of its directors, officers, salaried employees or agents whose total compensation for services rendered after any such increase is more than $20,000, except as provided by an agreement either written or oral, the terms of which have been disclosed on
Schedule 3.08, or made any bonus, percentage of compensation or other like benefit accruing to or for the credit of any such directors, officers, employees, consultants or agents of the Company, except in accordance with a Company Benefit Plan (as defined below), (f) terminated or received any notice of termination of any material contract, license, lease, trademark, patent, patent application, copyright or trade name protection or other agreement, (g) suffered any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Company's properties or assets which has or may reasonably be expected to have a Material Adverse Effect, (h) suffered any taking or seizure of all or any part of the Company's properties or assets by condemnation or eminent domain, (i) experienced any material change in its relations with its vendors, suppliers, lenders, dealers, distributors, customers, employees, consultants or agents which has or may reasonably be expected to have a Material Adverse Effect, (j) acquired any capital stock or other securities of any corporation or any interest in any business enterprise or otherwise made any loan or advance to or investment in any person, firm or corporation (other than advances to employees in the ordinary course of business consistent with past practice), (k) made any capital expenditures or capital additions exceeding $20,000 singly or $100,000 in the aggregate, (1) except as set forth on Schedule 3.08, instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body affecting its financial condition, its property or its business operations involving a claim in excess of $5,000, (m) made any purchase commitment in excess of normal ordinary and usual requirements or made any material change in its selling, pricing or personnel practices other than in the ordinary course of business consistent with past practice, (n) made any change in accounting principles or methods or in the manner of keeping books, accounts and records of the Company which is, or may be, inconsistent with the principles or methodology by which the Financial Statements have been prepared, (o) entered into any contract, agreement, lease or other arrangement or transaction or taken any other action, except in the ordinary course of business consistent with past practice, (p) except as set forth on Schedule 3.08, changed the authorized capital stock of the Company, redeemed any capital stock of the Company, issued, sold or otherwise disposed of any capital stock of the Company or any option to acquire capital stock of the Company or any securities convertible into or exchangeable for capital stock of the Company, entered into any agreements creating funded indebtedness of the Company other than as reflected in Note 4 of the Audited Statements, (q) made any declaration, setting aside or payment of any dividend or any other distribution (whether in cash, stock or property) in respect of its capital stock (other than dividends described on Schedule 3.08 paid to the Shareholders in connection with their respective tax obligations due to the Company's status as an S Corporation ("S Corp. Dividends")) and as contemplated by Section 5.10 or (r) entered into any agreement or made any commitment to do any of the things described in the preceding subsections (a) through (q) of this
Section 3.08.

Section 3.09 Company Agreements.

          (a) Except as set forth on Schedule 3.09(a), the Company is not a party to, nor are any of the Company's assets bound by, any executory agreements (including dealer and distributor agreements), purchase orders (other than purchase commitments for raw materials and supplies in the ordinary course of business), bailment agreements, equipment leases, commitments, contracts, employment agreements, repurchase or floorplan financing agreements, warranties, guarantees, understandings or other agreements (i) which involve or may involve the payment of more than $50,000, (ii) which are of a duration in excess of twelve (12) months from the date of execution thereof, (iii) to which any shareholder, officer, director or employee of the Company or any member of such person's immediate family, or any business entity in which such person is a partner, investor, officer or director is a party in any capacity, (iv) which contain a covenant restricting the ability of the Company (or which, following the Closing, could restrict the ability of Parent or any of its subsidiaries (including the Surviving Corporation) to compete in any business or in any geographic area or to employ or solicit the employment of any persons or requiring the Company to maintain the confidentiality of any information, (v) which relate to any indebtedness (which term shall include capital leases and operating leases) of the Company that is outstanding or may be incurred or any guarantees of or by the Company of indebtedness of any other person or (vi) which create or evidence a Lien upon any of the Company's assets or properties (such agreements, together with any Real Property Leases (as defined below) set forth on Schedule 3.10(b), being referred to herein collectively as the "Company's Agreements"). True and complete copies of each of the Company's Agreements (including all amendments thereto) have been delivered to Parent and Acquisition Subsidiary. Each of the Company's Agreements is in full force and effect, is between the Company and the counterparty named on Schedule 3.09(a), has an expiration date as set forth on Schedule 3.09(a), has not been amended or modified except as set forth on Schedule 3.09(a) and constitutes the entire agreement between the parties thereto with respect to the subject matter thereof. Except as set forth on Schedule 3.09(a), the Company is not, and to the knowledge of the Company no other party to any Company Agreement is, in default thereunder, nor does the Company have knowledge of any fact or circumstance with respect to any of the Company's Agreements which upon notice or lapse of time could give rise to a default thereunder.

          (b) Other than purchase commitments for raw materials and supplies in the ordinary course of business, the Company is neither a party to, nor is bound by, any purchase order which involves or may involve the payment of more than $10,000 to any single vendor or supplier.

Section 3.10 Real Property.

          (a) Schedule 3.10(a) lists all real property interests owned by the Company (the "Owned Real Property") and any contract for the purchase or sale of real property to which the Company is a party or is bound. The Company has good and marketable fee simple title to the Owned Real Property, subject only to those exceptions to title identified on Schedule 3.10(a). Each parcel of Owned Real Property and all improvements, located thereon (i) complies in all material respects with all covenants, conditions and restrictions affecting such property, either recorded or of which the Company has knowledge, (ii) is not presently occupied or used by any party other than its owner, (iii) is not subject to any option to purchase or lease, right of first refusal to purchase or lease, reversionary interest or other instrument or Lien, whether recorded or unrecorded, which would prohibit or require the consent or waiver of another party to the transactions contemplated hereby or any subsequent sale or lease of the property and (iv) is not subject to any mortgage, deed of trust or other Lien securing debt which will not be entirely released and satisfied at the Closing. There are no taxes currently levied against the Owned Real Property which are due and payable and have not been paid. No party has provided goods or services to or in connection with the Owned Real Property which will result in any mechanic's, materialmens', supplier's or other Lien as a result of the wrongful failure to pay for the same prior to Closing. The Company has made available to Parent accurate and complete copies of all title insurance policies, surveys and other documents and records relating to the Owned Real

Property that such parties have requested to the extent that such material was actually in the possession of the Company.

          (b) The real property leases listed on Schedule 3.10(b) (the "Real Property Leases") constitute all leases, subleases or licenses of real property (the "Leased Real Property" and together with the Owned Real Property, the "Real Property"), whether written or oral, to which the Company is a party or is bound (including any leases with respect to the Leased Real Property owned by one or more of the Holders or any affiliates of the Holders). True and correct copies of each of the written Real Property Leases (including all amendments thereto) have been delivered to Parent and Acquisition Subsidiary. Schedule 3.10(b) identifies each Real Property Lease by the premises covered thereby, the date of the lease and all amendments and supplements thereto, the name of the landlord thereunder and the term of the lease, including the expiration date thereof. The Company has valid and enforceable leasehold interests in the Leased Real Property, free and clear of all Liens (other than Permitted Liens). Each Real Property Lease affords the Company peaceful and undisturbed possession of the Leased Real Property covered thereby and there exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) on the part of the Company or, to the knowledge of the Company, on the part of the lessor thereunder which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default under such Real Property Lease, give rise to a right in the lessor to terminate the Real Property Lease or change any of the material terms thereof or render the lessee liable to incur any expenditure under such Real Property Lease. The monthly rental rates payable by the Company under each Real Property Lease do not exceed the fair market monthly rental rates charged by lessors for similarly situated properties within the respective real estate market of such Real Property Lease. In the event any such Real Property Lease requires the lessee to exercise, on or before the date hereof, an option to renew in order to continue the term thereof, the Company properly exercised such option to renew.

          (c) The Real Property is the only real property necessary or required in connection with the operation of the Business as it is now being conducted. To the knowledge of the Company, the Real Property and improvements thereon may lawfully be used in connection with the Business. Except to the extent that such non-compliance would not have a Material Adverse Effect, the Real Property and improvements are in compliance with all applicable laws, rules, regulations and ordinances of all Governmental Entities including, but not limited to, zoning, building, health, safety and Environmental Laws and the Company has not received any notices of violations with respect thereto.

Section 3.11 Machinery and Equipment. All machinery, equipment and other tangible assets, including, but not limited to, computer equipment, of the Company necessary and utilized in the operation of the Business are in good operating condition and in a state of good repair sufficient for the conduct of normal operations without the necessity of any known capital expenditure in excess of $15,000. The Company's assets and properties (including leased assets and properties, if any) are adequate to enable the Company to conduct the Business as now being conducted. The Company does not have any commitment or plan to make any capital expenditure in excess of $15,000.

Section 3.12 Inventories. The inventories of the Company consist of raw materials, work in process and finished goods of a quality and quantity usable or salable in the normal course of the Business, except for any (a) slow moving or obsolete inventory (in each case as determined pursuant to Section 2.01(c)(iii) and (iv)) or (b) inventory of below-standard quality, all of which inventory is immaterial or has been written off or written down to realizable value. The valuation at which the inventories of the Company are carried reflects the normal inventory valuation policy of the Company (applied in accordance with GAAP) which states that inventory at the lower of cost (first-in-first-out-method) or market and the Company's regular costing standards with respect to work in process and finished goods inventory.

Section 3.13 Accounts Receivable. The accounts receivable of the Company result from and will result from bona fide sales made by the Company in the ordinary course of business consistent with past practice and have been collected or will be collectible in the ordinary course after provision for doubtful accounts and other reserves required by GAAP. The accounts receivable of the Company that will be recorded on the Audited Closing Balance Sheet will be collectible in the ordinary course after provision for doubtful accounts and other reserves required by GAAP as set forth thereon. To the Company's knowledge, the amounts due or to become due, in respect of such accounts receivable are not in dispute and there are no and will not be any setoffs or counterclaims asserted against any of the accounts receivable of the Company.

Section 3.14 Intellectual Property Rights. Attached hereto as Schedule 3.14 is a true and complete list of all Intellectual Property Rights (as defined below) used or held for use by the Company in connection with the Business, other than computer software programs which are generally sold in consumer retail stores. The Company shall disclose any patent application in which the Company has any interest to Parent and Acquisition Subsidiary on a separate confidential list. The Company owns or is validly licensed or otherwise has the right to use, all Intellectual Property Rights used or held for use by the Company and all goodwill associated therewith on or with respect to the Products in the same manner in which any such Intellectual Property Right have been or are now being used. The Company has not infringed upon, misappropriated or otherwise violated any Intellectual Property Right or other proprietary information of any other person. There is no claim, demand or proceeding pending or, to the knowledge of the Company, threatened, that pertains to or challenges the right of the Company to use any of the Intellectual Property Rights identified on Schedule 3.14 (including any claim that the Company must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person). The Company has not granted any license or other right and has no obligation to grant any license or other right with respect thereto. To the knowledge of the Company, no other person has infringed upon, misappropriated or otherwise violated any Intellectual Property Right of the Company. Without limiting the generality of the foregoing, the Company is the licensee under fully paid, enforceable licenses that govern its use of software in which any third party has Intellectual Property Rights. Each of such licenses remains in full force and effect. The Company has not breached any such license in any material respect, and the Company has paid all amounts that have heretofore become due and payable in respect of such licenses. As used in this Agreement, "Intellectual Property Rights" means, collectively, with respect to the U.S., Canada, Great Britain and Japan, any and all now known or hereafter known tangible and intangible: (i) rights associated with works of authorship including copyrights, moral rights and mask-works, (ii) trademark and trade name rights and similar rights, (iii) trade secret rights, (iv) patent rights, designs, algorithms, computer programs, methods of doing business, other proprietary ideas, designs, concepts, techniques, inventions, discoveries and improvements, whether or not patentable and other industrial property rights,
(v) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of law, contract, license or otherwise, (vi) all registrations, initial applications, renewals, extensions, continuations, continuations-in-part, divisions or reissues thereof now or hereafter existing, made or in force (including any rights in any of the foregoing), (vii) Internet websites, rights in domain names, computer programs and software and (viii) any other service mark, design, logo, trade secret, know-how, customer list or financial, business, marketing or other information, material or industrial property of a party or any of its affiliates.

Section 3.15 Licenses. The Company possesses all patents, franchises, permits, licenses, certificates and consents required from any Governmental Entity or any other person necessary to enable the Company to carry on the Business as now conducted and to own and operate its properties (including leased property) as now owned and operated (collectively, "Licenses"), except for those licenses that are not, individually or in the aggregate material to the operation of the Business. Each of the Licenses will remain in full force and effect following consummation of the transactions contemplated by this Agreement. Schedule 3.15 sets forth a true and complete list of all such Licenses.

Section 3.16 Title to Assets. Except as set forth on Schedule 3.16, all of the Company's assets and properties and all assets and properties necessary or required in connection with the operation of the Business will, on the Closing Date, be owned by the Company, free and clear of all Liens whatsoever (except Permitted Liens) and the consummation of the transactions contemplated by this Agreement will not give rise to any Lien on such assets or properties. With respect to leased Real Property, the Company holds and on the Closing Date will hold, a valid leasehold interest in and to the Real Property Leases, in each case free and clear of all Liens whatsoever (except Permitted Liens). There are not and on the Closing Date there will not be, any outstanding agreements, options, commitments or rights with, to or in any third party to acquire or use any of the Company's assets or properties.

Section 3.17 Corporate Minute Books; Bank Accounts.

          (a) The minute books of the Company contain complete and accurate records of all meetings which were required to be convened and other corporate actions of its shareholders and directors and committees of directors (if any) which were required to be taken, in each case pursuant to the Company's Articles of Incorporation, as amended, the Indiana Business Corporation Law, as amended, and/or any agreements to which the Company is a party. True and complete copies of the minute books have been delivered or made available to, Parent.

          (b) Schedule 3.17(b) contains a complete and correct list of all bank accounts and safe deposit boxes of the Company and persons authorized to sign or otherwise act with respect thereto as of the date hereof and a complete and correct list of all persons holding a general or special power of attorney granted by the Company and a complete and correct copy thereof.

Section 3.18 Taxes.

          (a) The Company has made a valid election pursuant to section 1362(a)(1) of the Code, pursuant to which the persons who were shareholders of the Company on the date of that election have made valid consents pursuant to
Section 1362(a)(2) of the Code, effective not later than the first taxable year of the Company (and any predecessor company) commencing February 5, 1988 (the "First S Corp. Year"), to be treated as an "S Corporation" within the meaning of sections 1361 and 1362 of the Code and the Company and its shareholders have made a similarly effective election and consents under the comparable provisions of the laws of the State of Indiana (the "S Corp. State") effective not later than the First S Corp. Year. For the First S Corp. Year and all subsequent taxable years of the Company, the Company at all times qualified as an S Corporation and incurred no liability for federal income tax (including under Sections 1374 and 1375 of the Code) and no liability for any tax of the S Corp. State based on income.

          (b) The Company (i) has filed all federal, state and local tax returns required by law in the legally prescribed time and manner and such returns are true and complete in all material respects, (ii) has timely paid all taxes shown as due on such returns and all taxes otherwise due and the Unaudited Statements adequately provided in accordance with GAAP for all taxes payable by the Company (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) for all taxable periods and portions thereof or, with respect to the period in which the Closing occurs, such taxes (excluding those taxes resulting from or attributable to the transactions contemplated by this Agreement) will be accrued through the Closing Date on the Audited Closing Balance Sheet, (iii) has made all payments required by any governmental program of workers social security or unemployment compensation,
(iv) has withheld and, to the extent due, paid over to the appropriate Governmental Entity all amounts required by law to be withheld from the wages or salaries of employees, (v) is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing and (vi) has paid or will pay over to the appropriate Governmental Entity all sales or use taxes referable to the Company's operations due as of the Closing Date and has made or will make provisions for payment of all such taxes accrued as of such date, but not yet due. There are no claims pending or, to the knowledge of the Company, threatened against the Company for past due taxes. The Company has not requested any extension of the time within which to file any tax return in respect of any taxable year which has not since been filed, and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax returns has been given by or on behalf of the Company. True and complete copies of all Federal and State income tax returns of the Company have been delivered to Parent.

          (c) No deficiencies for any taxes have been proposed, asserted or assessed against the Company that are not adequately reflected in the Financial Statements or that will not be adequately reflected in the Audited Closing Balance Sheet (excluding those taxes resulting from or attributable to the transactions contemplated by this Agreement) and no requests for waivers of the time to assess any such taxes have been granted or are pending. There is no audit, examination, deficiency or refund litigation pending with respect to taxes and during the past three years no taxing authority has given written notice of the intent to commence any such examination, audit or refund litigation and which such examination, audit or refund litigation has not yet ended. None of the assets or properties of the Company is subject to any tax lien, other than any such liens for taxes which are not due and payable, which may thereafter be paid without penalty or the validity of which are being contested in good faith by appropriate proceedings and for which adequate provisions are being maintained in accordance with GAAP.

          (d) No claim has been made in writing by a taxing authority in a jurisdiction where the Company does not file tax returns to the effect that the Company is or may be subject to taxation by that jurisdiction.

          (e) The Company has not been a member of an affiliated, consolidated, combined or unitary group for tax purposes or made any election or participated in any arrangement whereby any tax liability or any tax asset of the Company was determined or taken into account for tax purposes with reference to or in conjunction with any tax liability or any tax asset of any other person.

          (f) The Company is not a party to any tax sharing agreement or to any other agreement or arrangement, as a result of which liability of the Company to any taxing authority is determined or taken into account with reference to the activities of any other person and the Company is not currently under any obligation to pay any amounts as a result of having been a party to such an agreement or arrangement, regardless of whether such tax is imposed on the Company.

          (g) The Company will not be required to include any item of income, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change made prior to the Closing Date in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in
Section 7121 of the Code (or corresponding or similar provision of stock, local or foreign income Tax law) executed prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date or
(iv) prepaid amount received on or prior to the Closing Date.

          (h) The Company has not, in the past 10 years, (i) acquired assets from another corporation in a transaction in which the Company's adjusted tax basis for the acquired assets was determined, in whole or in part, by reference to the adjusted tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary under the Code.

          (i) As used in this Agreement, "taxes" shall include all (x) domestic and foreign (whether national, federal, state, provincial, local or otherwise) income, franchise, real and personal property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect to any of the foregoing and (y) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the types described in clause (x) or (y). As used in this Agreement, "tax return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to taxes, including information returns, any documents with respect to or accompanying payments of estimated taxes or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

Section 3.19 Employees; Benefit Plans.

          (a) Employees. Attached hereto as Schedule 3.19(a) is a true and complete list of the names and current salary rates of all present directors, officers and salaried employees of the Company whose total current annual compensation is $30,000 or more, together with a summary showing the salaries, bonuses, additional compensation and other like benefits, if any, paid or payable to such persons for the fiscal year ending September 30, 2002 and that are expected to be paid or payable to such persons for the fiscal year ended September 30, 2003. Except as set forth on Schedule 3.19(a), all salaries, bonuses, additional compensation and other like benefits, including vacation, of all past and present employees of the Company shall be properly accrued and reserved on the Audited Closing Balance Sheet in accordance with GAAP. To the knowledge of the Company, no officer or "Key Employee" (which means, as used herein, any salaried employee whose annual compensation is $50,000 or more) of the Company intends to terminate his or her employment with the Company nor does the Company have any present intention to terminate the employment of any officer or such Key Employee, whether as a result of the consummation of the transactions contemplated hereby or otherwise. The Company (i) has correctly categorized all employees as either employees or independent contractors for federal tax purposes and is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting their employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to employees, (ii) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for employees and (iii) has provided employees with the benefits to which they are entitled pursuant to the terms of all Company Benefit Plans (as defined below).

          (b) Employment, Severance and Stay Bonus Agreements. Except as set forth on Schedule 3.19(b), the Company is not, nor will it be on the Closing Date, a party to or bound by (i) any contract with any present or former director, officer, employee or consultant of the Company, (ii) any employment, termination, severance or stay bonus agreement, (iii) any agreement with any director, officer, employee or consultant of the Company (A) the benefits of which are contingent or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment or service of such officer or employee or (iv) any agreement or plan, including any stock option plan or stock purchase plan, any of the benefits of which will be increased or the vesting or other realization of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement. The Company has not made or become obligated to make or will, as a result of any event connected with the transactions contemplated hereby, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection

(b)(4) thereof). Any amount that could be received (whether in cash, property or vesting of property) as a result of the transaction contemplated by this Agreement (or their termination of service incidental to such transaction) by any officer, director, employee or independent contractor of the Company who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any employment arrangement or Company Benefit Plan (as defined below) would not be characterized as an "excess parachute payment" as defined in
Section 280G of the Code.

          (c) Benefit Plans. Schedule 3.19(c) contains a true and complete list of all bonus, profit-sharing, stock purchase, stock option, equity based, pension, retirement, health, welfare, severance pay, change in control, employment or any other current or deferred remuneration or compensation plan, arrangement or practice of any kind and other fringe benefits, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (collectively, "Company Benefit Plans") maintained or contributed to by the Company or any person or entity that, together with the Company, is treated as a single employer (a "Commonly Controlled Entity") under Section 414(b), (c), (m) or (o) of the Code, for the benefit of any current or former directors, officers, employees or consultants of the Company. Except as described on
Schedule 3.19(c), the Company has no Company Benefit Plan currently in existence which is subject to the requirements of ERISA. With respect to each Company Benefit Plan:

               (i) The Company has provided or made available to Parent, true and complete copies of (A) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (B) the most recent annual report on Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report was required),
                    (C) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (D) each trust agreement and group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered in accordance with its terms. The Company and all the Company Benefit Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code and all other applicable law. The Company has timely filed all required documents and reports, including IRS Form 5500, for each such Company Benefit Plan with all applicable governmental authorities and has timely furnished all required documents to the participants or beneficiaries of each such Company Benefit Plan. No individuals have been improperly excluded from participating in any Company Benefit Plan;

               (ii) Neither the Company nor any Commonly  Controlled  Entity has
                    ever maintained, contributed to or been obligated to contribute to any Company Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code;

               (iii)With  respect  to  any  Company  Benefit  Plan  that  is  an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without liability to the Company on or at any time after the Effective Time;

               (iv) Except  as set  forth  on  Schedule  3.19(c),  each  Company
                    Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS and there are not any circumstances which could result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened litigation relating to any of the Company Benefit Plans. The Company has not engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA;

               (v) All contributions made or required to be made under the terms of any Company Benefit Plan for any period since January 1, 2002 are set forth on Schedule 3.19(c) and all such contributions have been timely made or have been reflected on the Financial Statements or, with respect to the period in which the Closing occurs, will be accrued through the Closing Date on the Audited Closing Balance Sheet;

               (vi) The Company has no  obligations  for retiree health and life benefits under any Company Benefit Plan nor has the Company ever represented, promised or contracted (whether in oral or written form) to any employee(s) that such employee(s) would be provided with retiree health or life benefits.

          (d) Collective Bargaining Agreements. None of the Company's employees is covered by a collective bargaining agreement and there is no union or other organization seeking or claiming to represent any such employees. There is no labor dispute, strike, work stoppage or lockout or, to the knowledge of the Company, threat thereof, by or with respect to any employee of the Company.

Section 3.20 Insurance. Attached hereto as Schedule 3.20 is a true and complete list of all insurance policies in force with respect to the Company's assets and the Business of the Company, identifying the type of coverage, the coverage limit, the term thereof and the annual premiums payable thereon. To the knowledge of the Company, all such policies are adequate to insure the risks covered thereby. The Company is not, nor will it be on the Closing Date, in default in any respect under any such policy and the Company shall continue such policies in force and effect through the Closing Date.

Section 3.21 Litigation. Schedule 3.21 sets forth each legal action, suit, arbitration or other legal or administrative proceeding or investigation before any Governmental Entity pending or, to the knowledge of the Company, threatened, to which the Company or any Holder is a party that (a) affects the Company, the Business or any of the Company's properties or assets, (b) questions the validity of this Agreement or any other documents or instruments to be executed and delivered by the Company or any of the Holders pursuant hereto or the right of the Company or any of the Holders to enter into this Agreement or any such other documents or instruments or to consummate the transactions contemplated hereby or thereby or (c) if adversely determined, would be likely to have a material adverse effect on the ability of the Company or any of the Holders to perform their respective obligations under this Agreement or any such other documents or instruments. To the knowledge of the Company, except as set forth on Schedule 3.21, there is no fact or facts existing which could be reasonably expected to result in, nor is there any basis for, any such action, suit, arbitration or other proceeding or investigation. Schedule 3.21 identifies, with respect to each action, suit, arbitration or other proceeding or investigation set forth thereon, the parties thereto, the nature of the claim, the status thereof, the court or other tribunal in which such claim is being heard and whether such claim is fully covered by insurance. The Financial Statements include and the Audited Closing Balance Sheet will include, an adequate reserve, determined in accordance with GAAP, for all liability or potential liability resulting or arising from any action, suit, arbitration or other proceeding or investigation listed on Schedule 3.21. The Company is not a party to or subject to any order, writ, injunction, decree, judgment or other restriction of any Governmental Entity which has or could be reasonably likely to have a Material Adverse Effect or could be reasonably likely to prevent or materially delay the Company's ability to enter into this Agreement or any other documents or instruments to be executed and delivered pursuant hereto or consummate the transactions contemplated hereby or thereby.

Section 3.22 Compliance with Laws. The Company has complied with, is in compliance with and has not received notice of any violation of, any and all applicable laws, rules, regulations and ordinances regulating or relating to the Business, including but not limited to those relating to the employment of labor (including labor who are not U.S. citizens), the establishment and maintenance of working conditions for labor, employee safety, environmental and conservation matters, the manufacture, sale and distribution of the Products, the North American Free Trade Agreement, as amended, and the establishment and maintenance of the Company's relationships with suppliers and customers, except to the extent such non-compliance would not have a Material Adverse Effect.

Section 3.23 NHTSA; Other Safety Standards. The Company has not received any notices or other correspondence from the National Highway Traffic Safety Administration ("NHTSA") relating to the Products. To the knowledge of the Company, the Company has complied with all NHTSA requirements, including but not limited to Federal Motor Vehicle Safety Standards, in effect from time to time in connection with the manufacture of the Products. To the knowledge of the

Company, all of the Products are and have been, at the time of sale, in compliance with all other safety standards, including, but not limited to, all standards of the Recreational Vehicle Industry Association and the Canadian
Standards Association, those imposed on the Business by statute, rule or regulation of any Governmental Entity or industry association and the Company has not received notice of any such infractions or been required to undertake any remedial measures in response thereto.

Section 3.24 Product Liability; Product Recalls.

          (a) To the knowledge of the Company, all of the Products that the Company has manufactured and sold have been merchantable, free from defects in material and workmanship and suitable for the purpose for which they were sold. The Products have not been subject to any product recall (including any safety or NHTSA-related recall) or service bulletin and, to the knowledge of the Company, there is no fact or facts existing which may reasonably be expected to result in any such recall or service bulletin. Except as set forth on Schedule 3.24(a), there is no legal action, suit, arbitration or other legal or administrative proceeding or investigation before any Governmental Entity, pending or, to the knowledge of the Company, threatened, involving any product liability, product recall or otherwise involving any Products. To the knowledge of the Company, except as disclosed on Schedule 3.24(a), there is no fact or facts existing which could be reasonably expected to result in, nor is there any basis for, any such action, suit, arbitration or other proceeding or investigation.

          (b) The Company has insurance against loss or damage arising out of product liability, true and complete copies of which have been delivered to Parent. Such insurance covers all incidents of loss which have occurred prior to the date hereof or which may occur resulting from the Products sold prior to the Closing. All incidents of damage claims paid by the Company or by its insurance carrier in the two (2) year period preceding the date of this Agreement are described on Schedule 3.24(b). The Financial Statements include, except as set forth on Schedule 3.24(b), and the Audited Closing Balance Sheet will include, an adequate reserve (or shall otherwise reflect an appropriate accrual), determined in accordance with GAAP, for all liability or potential liability resulting or arising from any product recall that has been initiated or breach of warranty claims that have been asserted or that are reasonably likely to be initiated or asserted, in connection with Products manufactured and sold by the Company, including the matters set forth on Schedule 3.24(b), in each case, as of the date of such Financial Statements or Audited Closing Balance Sheet, as the case may be.

Section 3.25 Warranties. There are no oral or written warranties on the Products manufactured or sold by the Company, whether express or implied, other than as set forth and described on Schedule 3.25 and any implied warranties that may be imposed by operation of law. Warranty costs relating to products produced by discontinued operations included in the Excluded Assets did not exceed $69,005 during the period from September 30, 2003 through July 26, 2003 and, to the knowledge of the Company, no more than 266 such units remain eligible for warranty under the warranty agreements covering such units.

Section 3.26 Dealer Network; Rebates and Refunds.

          (a) The Company has provided Parent and Acquisition Subsidiary with a true and complete list of the Company's top thirty (30) dealers in terms of the Company's sales, together with the sales made thereto, for the annual periods October 1, 2000 through September 30, 2002 and for the period October 1, 2002 through the date of this Agreement. True and complete copies of all dealer agreements have been delivered to Parent. To the knowledge of the Company, there has been no adverse change in the Company's relationship with any of the top thirty (30) dealers, nor, to the knowledge of the Company, has indicated to the Company that it does not intend to continue to carry the Products, nor has there been any adverse change in the Company's relationship with any such dealers.

          (b) The Company has disclosed to Parent (i) all significant refunds, rebates, discounts and return policies or practices that the Company has engaged in with respect to persons supplying goods and services to the Company and (ii) all annual programs relating to refunds, rebates, discounts and return policies or practices that the Company has engaged in with respect to furnishing the Products to others in connection with the Business.

Section 3.27 Environmental Matters.

          (a) Permits and Authorizations. The Company possesses, and at all times has possessed, all Environmental Permits (as defined below) necessary to conduct the Business and related operations.

          (b) Compliance. The Company is, and at all time has been, in compliance with all applicable Environmental Laws (as defined below) and all Environmental Permits other than minor infractions which, individually or in the aggregate, will not require the expenditure of more than a nominal amount by the Company for compliance with respect thereto, remediation thereof or other liability therefor and the Company has not received any (i) oral or written communication from any Governmental Entity or other person that alleges that the Company has violated or is liable under any Environmental Law or Environmental Permit or (ii) written request for information pursuant to Section 104(e) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning the disposal of Hazardous Materials (as defined below). The Company does not have knowledge of any past events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company which may cause noncompliance with all applicable Environmental Laws and all Environmental Permits or which may give rise to any liability for any claim, action, suit, proceeding, hearing or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transportation or the emission, discharge, release or threatened release into the environment by the Company of any Hazardous Materials, other than minor infractions which, individually or in the aggregate, will not require the expenditure of more than a nominal amount by the Company for compliance with respect thereto, remediation thereof or other liability therefor. The Company has reported, to the extent required by all applicable Environmental Laws, all past and present sites owned or operated by the Company where Hazardous Materials have been treated, stored, disposed of or otherwise handled. The Company has not generated, treated, stored, processed, distributed, used, transported, disposed of or otherwise handled Hazardous Materials, except in compliance with all applicable Environmental Laws, other than minor infractions which, individually or in the aggregate, will not require the expenditure of more than a nominal amount by the Company for compliance with respect thereto, remediation thereof or other liability therefor.

          (c) Environmental Claims. There are no Environmental Claims (as defined below) (i) pending or, to the knowledge of the Company, threatened against the Company or (ii) to the knowledge of the Company, pending or threatened against any person whose liability for any Environmental Claim the Company has retained or assumed, either contractually or by operation of law. The Company has not contractually retained or assumed any liabilities or obligations that would be expected to provide the basis for any Environmental Claim. There are not any, nor have there been any, Environmental Claims pending or, to the knowledge of the Company, threatened against the Company by any landlord or third party pursuant to any of the Real Property Leases, nor, to the knowledge of the Company, is there currently or has there been previously, any basis therefor. There is no on-site or off-site location to which the Company has transported or disposed of Hazardous Materials or arranged for the transportation or disposal of Hazardous Materials which is the subject of any enforcement action or any other investigation by any Governmental Entity which could lead to any claim against the Company for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under any applicable Environmental Law and there is no on-site or off-site location to which the Company has transported or disposed of Hazardous Materials or arranged for the transportation or disposal of Hazardous Materials which could become the subject of any enforcement action by any Governmental Entity or any Environmental Claim which could lead to any liability of the Company for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury.

          (d) Releases. To the knowledge of the Company, there has been no Release (as defined below) of any Hazardous Materials at, from, in, to, under or on any property currently or previously owned or operated by the Company, other than in compliance with applicable Environmental Laws or the terms of any applicable permit (and no such property is contaminated by any such substance) that could reasonably be expected to form the basis of any Environmental Claim.

          (e) Recognized Environmental Conditions. None of the following exists at any property or facility owned or operated by the Company: (i) under or above-ground storage tanks, (ii) asbestos containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls ("PCBs") or (iv) landfills, surface impoundments or disposal areas or any Release of any Hazardous Materials. The Company has provided copies (or, if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on behalf, or which otherwise are in the possession, of the Company respecting any facility site or other property previously or presently owned or operated by the Company.

          (f) Definitions.

               (i) "Environmental Claims" means any and all, regulatory or judicial actions orders, decrees, suits, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any Governmental Entity or other person alleging potential responsibility or liability including potential responsibility or liability for costs of enforcement, investigation, cleanup, governmental response, removal or remediation, for natural resources damages, property damage, personal injuries or penalties or for contribution, indemnification, cost recovery, compensation or injunctive relief arising out of, based on or related to (A) the presence, Release or threatened Release of or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit.

               (ii) "Environmental  Laws" means all domestic or foreign (whether national, federal, state, local, provincial or otherwise) laws, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity relating to pollution or protection of the environment (including ambient air, surface water, groundwater, soils or subsurface strata) or the protection of human health as it relates to the environment, including without limitation laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport, emission, disposal, handling of or exposure to Hazardous Materials.

               (iii)"Environmental   Permits"   means  all  permits,   licenses,
                    registrations  and  other   authorizations   required  under
                    applicable Environmental Laws.

               (iv) "Hazardous Materials" means all hazardous,  toxic, explosive or radioactive substances, wastes pollutants or contaminants, including petroleum or petroleum fractions, asbestos or asbestos-containing material, PCBs or PCB-containing materials or equipment, radon gas, infectious or medical wastes, mold and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

               (v) "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

Section 3.28 Disclosure. Neither this Agreement, the Company Disclosure Schedule nor any Exhibit hereto, nor any certificate, or document required to be delivered to Parent and Acquisition Subsidiary, by the Company and the Holders pursuant to Section 7.02 contain, as of the date thereof, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not false or misleading.

                                 ARTICLE III.A
                 REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

          Except as set forth on the Company Disclosure Schedule, with specific reference to the section or subsection of this Agreement to which the information stated in such disclosure relates, each Holder, severally, not jointly, represents and warrants and agrees, as of the date of this Agreement and as of the Closing Date, as follows, each of which representations, warranties and agreements shall be deemed to be independently material and to have been relied upon by Parent and Acquisition Subsidiary:

SECTION 3.01A Organization; Good Standing. In the event that such Holder is not an individual, such Holder is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation.

SECTION 3.02A Title.

          (a) Such Shareholder owns, of record and beneficially, as of the date hereof and will own, of record and beneficially, immediately prior to the Closing, the number of shares of Company Common Stock as are set forth next to such Shareholder's name on Schedule 3.02(a) free and clear of all Liens and the consummation of the transactions contemplated by this Agreement will not give rise to any Liens thereon.

          (b) Such Optionholder owns, of record and beneficially, as of the date hereof, and will own, of record and beneficially, immediately prior to the Closing, the Company Stock Options as are set forth next to such Optionholder's name on Schedule 3.02(b) free and clear of all Liens and the consummation of the transactions contemplated by this Agreement will not give rise to any Liens thereon.

          (c) Except as set forth on Schedule 3.02(b), there are no rights or other commitments entitling any person to purchase or acquire any shares of capital stock of the Company held by such Holder or any security convertible into or exchangeable for shares of capital stock of the Company held by such Holder, nor has such Holder entered into any agreement with respect to any of the foregoing. There are no irrevocable proxies and no voting agreements to which such Holder is a party with respect to any shares of the capital stock or other voting securities of the Company held by such Holder.

SECTION 3.03A Authority Relative to this Agreement. Such Holder has the full legal right, power and capacity and all authority and approval required by law to enter into this Agreement and the documents and instruments to be executed and delivered by him pursuant hereto and to perform fully such Holder's obligations hereunder and thereunder. In the event that such Holder is not an individual, the execution, delivery and performance by such Holder of this Agreement and the documents and instruments to be executed and delivered by such Holder pursuant hereto have been duly authorized by all necessary corporate or other action. This Agreement and the documents and instruments to be executed and delivered pursuant hereto are and will be duly executed and delivered by such Holder and are and will be the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with their terms.

SECTION 3.04A Consents and Approvals; No Violations.

          (a) Except for applicable requirements of the Securities Act, state Blue Sky laws and the filing of the Articles of Merger as required by the IBCL and the DGCL, no filing or registration with and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by such Holder of the transactions contemplated by this Agreement.

          (b) Neither the execution and delivery of this Agreement or the documents and instruments to be executed and delivered pursuant hereto by such Holder, nor the consummation by such Holder of the transactions contemplated hereby or thereby, nor compliance by such Holder with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Company's Articles of Incorporation, as amended, or By-laws or, in the case that such Holder is not an individual, such Holder's organizational documents, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration of or loss of a material benefit under or result in the creation of any Lien (except for Permitted Liens) or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under or require any consent, approval or notice under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement, lease or other instrument or obligation to which such Holder is a party or by which such Holder or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Holder or any of its properties or assets.


SECTION 3.05A Litigation. There is no legal action, suit, arbitration or other legal or administrative proceeding or investigation before any Governmental Entity pending or, to the knowledge of such Holder, threatened, to which such Holder is a party that (a) questions the validity of this Agreement or any other documents or instruments to be executed and delivered by the Company or such Holder pursuant hereto or the right of such Holder to enter into this Agreement or any such other documents or instruments or to consummate the transactions contemplated hereby or thereby or (b) if adversely determined, would be likely to have a material adverse effect on the ability of the Company or such Holder to perform his respective obligations under this Agreement or any such other documents or instruments. To the knowledge of such Holder, there is no fact or facts existing which are reasonably expected to result in, nor is there any basis for, any such action, suit, arbitration or other proceeding or investigation. Such Holder is not a party to or subject to any order, writ, injunction, decree, judgment or other restriction of any Governmental Entity which is reasonably likely to prevent or materially delay such Holder's ability to enter into this Agreement or any other documents or instruments to be executed and delivered pursuant hereto or consummate the transactions contemplated hereby or thereby.


SECTION 3.06A Related Party Transactions. Except as set forth on Schedule 3.06A, none of such Holder, if such Holder is an individual, or any member of such Holder's immediate family or any business entity in which such Holder is a partner, investor, director or officer, is a party to any contract, agreement, lease or other arrangement or transaction to which the Company or any of the Company's assets or properties are bound.

                                   Article IV
      REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUBSIDIARY

          Parent and Acquisition Subsidiary hereby represent, warrant and agree, as follows, each of which representations, warranties and agreements shall be deemed to be independently material and to have been relied upon by the Company and the Holders:

Section 4.01 Organization; Good Standing. Each of Parent and Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.02 Authority Relative to this Agreement. Each of Parent and Acquisition Subsidiary has the full legal right and power and all authority and approval required by law to enter into this Agreement and the documents and instruments to be executed and delivered by them pursuant hereto and to perform fully its respective obligations hereunder and thereunder. The execution, delivery and performance by Parent and Acquisition Subsidiary of this Agreement and the documents and instruments to be executed and delivered by them pursuant hereto have been duly authorized by all necessary corporate action. This Agreement and the documents and instruments to be executed and delivered pursuant hereto by Parent or Acquisition Subsidiary are and will be the legal, valid and binding obligations of Parent and Acquisition Subsidiary enforceable against them in accordance with their terms.

Section 4.03 Consents and Approvals; No Violations.

          (a) Except for applicable requirements of the Securities Act, state Blue Sky laws and the filing of the Articles of Merger as required by the IBCL and the DGCL, no filing or registration with and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Parent or Acquisition Subsidiary of the transactions contemplated by this Agreement.

          (b) Neither the execution and delivery of this Agreement or the documents and instruments to be executed and delivered pursuant hereto by Parent or Acquisition Subsidiary nor the consummation by Parent or Acquisition Subsidiary of the transactions contemplated hereby or thereby, nor compliance by Parent or Acquisition Subsidiary with any of the provisions hereof or thereof, will (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or By-laws of Parent or Acquisition Subsidiary, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration of or loss of a material benefit under or result in the creation of any Lien in or upon any of the properties or assets of Parent or Acquisition Subsidiary under or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under or require any consent, approval or notice under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement, lease or other instrument or obligation to which Parent or Acquisition Subsidiary is a party or by which either of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Acquisition Subsidiary or any of their properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, in the aggregate, have a material adverse effect and which would not prevent or materially delay or have a material adverse effect on the consummation of the transactions contemplated hereby.

Section 4.04 Capitalization of Acquisition Subsidiary. The authorized capital stock of Acquisition Subsidiary consists of 100 shares of common stock, par value $.0001 per share, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All of the outstanding shares of Acquisition Subsidiary's common stock have been duly authorized and validly issued, and are fully paid and nonassessable.

                                   Article V
                   conduct and Transactions Prior to Closing

Section 5.01 Conduct of Business. Between the date hereof and the Closing Date, the Company shall and the Holders shall cause the Company to, conduct the Business and operations of the Company in accordance with past practice and in the ordinary course of business, maintain the Company's current business organization and goodwill, use its commercially reasonable efforts to continue to retain the services of the Company's present officers, employees and consultants and preserve the Company's relationship with vendors, suppliers, dealers, distributors, customers and others having business dealings with the Company and neither the Company nor any of the Holders shall enter into any transaction or perform any act which would constitute a breach of their respective representations, warranties, covenants and agreements contained herein.

Section 5.02 Certain Changes or Events. Between the date hereof and the Closing Date, except as specifically provided herein or with the prior written consent of Parent and Acquisition Subsidiary, none of the Company or the Holders shall and none of the Holders shall cause the Company to, (a) take any action to further amend the Company's Articles of Incorporation or amend the Company's By-Laws, (b) issue, sell or otherwise dispose of any of the Company's authorized but unissued capital stock, redeem any issued and outstanding capital stock of the Company or issue any option to acquire capital stock of the Company or any securities convertible into or exchangeable for capital stock of the Company,
(c) declare or pay any dividend or make any other distribution in cash or property on the Company's capital stock (other than S Corp. Dividends set forth on Schedule 5.02), (d) merge or consolidate the Company with or into any corporation, partnership, limited liability company or other business organization, (e) make or allow the Company to become liable for any wage or salary increase, bonus, profit-sharing or incentive payment to any of its officers, directors, employees or shareholders or otherwise establish, sponsor or amend any Company Benefit Plan except as required by law or pursuant to any agreement or Company Benefit Plan disclosed on Schedule 3.19(c), (f) sell or otherwise dispose of or encumber any of the Company's properties or assets other than in sales or dispositions in the ordinary course of business consistent with past practice or in connection with normal repairs, renewals and replacements,
(g) modify, amend or cancel any of the Company's existing leases or enter into any commitments, contracts, agreements, leases, warranties, guarantees or understandings other than in the ordinary course of business consistent with past practice, (h) fail to operate the Business in the customary manner and in the ordinary and regular course of business consistent with past practice and to maintain in good condition the Company's business premises, plant, fixtures, furniture and equipment, reasonable wear and tear excepted, (i) cancel or compromise any debt or claim related to the Company's assets, other than in the ordinary course of business consistent with past practice, (j) waive or release any rights of value relating to the Company's assets, other than in the ordinary course of business consistent with past practice, (k) transfer or grant any rights in, under or with respect to Intellectual Property Rights other than in the ordinary course of business consistent with past practice, (1) enter into any employment contract with any officer or employee or make any loan to or enter into any transaction of any other nature with any of the Company's officers or employees, (m) enter into any transaction, contract or commitment with respect to its assets, other than in the ordinary course of business consistent with past practice (other than as contemplated by Section 5.10), (n) suffer any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects its ability to conduct its business or affects the value of its assets as carried on its books, (o) suffer any adverse change in its financial condition or results of operations or in its assets, (p) take any other action which might adversely affect the interests of Parent and Acquisition Subsidiary hereunder or diminish the value of the Company as a going concern, (q) alter the manner of keeping the Company's books, accounts or records or the accounting practices therein reflected, including any change in the costing standards reflected in the Unaudited Statements, (r) enter into any contract, agreement, lease or other arrangement or transaction with the Company or any of the Holders or any affiliate thereof, (s) modify any bonus incentive program for dealers that sell any or both of the Products or the warranty program related to any of the Products, (t) modify any refund, rebate, discount or return policies or practices in a manner that is not consistent with the Company's ordinary course of business or (u) enter into any contract, agreement or commitment with respect to or propose or authorize, any of the actions described in the foregoing clauses (a) through (t).

Section 5.03 Access to Information. Between the date hereof and the Closing Date, the Company shall afford Parent and its representatives access, during normal business hours, to all of the Company's business operations, properties, books, files and records, to cooperate in the examination thereof and to furnish Parent with all information with respect to the business and affairs of the Company as Parent may reasonably request. Parent and its representatives shall have the right to discuss the affairs of the Company with the directors, officers, employees, consultants, advisors and agents of the Company. No such examination, however, shall constitute a waiver or relinquishment by either Parent or Acquisition Subsidiary of its right to rely upon the Company's and the Holders' representations, warranties, covenants and agreements as made herein or pursuant hereto. All information furnished to Parent pursuant to this Section
5.03 shall be subject, as applicable, to the provisions of the Confidentiality Agreement dated as of January 23, 2003 between the Company and Parent.

Section 5.04 Non-Solicitation. Between the date hereof and the Closing Date, neither the Company nor any of the Holders will and neither will permit any of its officers, directors, affiliates, agents or representatives (as the case may
be) to, directly or indirectly, (i) solicit, initiate, encourage, conduct or engage in any discussions or enter into any agreement or understanding, with any other person or entity relating to a merger, business combination, recapitalization or similar corporate event involving the Company or relating to the sale of any of the capital stock of the Company or any material portion of the assets of the Company or (ii) disclose any nonpublic information relating to the Company or afford access to the properties, books or records of the Company, to any other person or entity that may be considering any such transaction.

Section 5.05 Additional Agreements. Between the date hereof and the Closing Date, subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take promptly or cause to be taken, all actions and to do promptly or cause to be done promptly, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement and to satisfy all of the conditions to the Closing to be satisfied by such party, including using its reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities and third parties and effecting all necessary registrations and filings. Each Holder shall vote such Holder's securities of the Company at any general or special meeting of the shareholders of the Company or pursuant to a written consent in lieu thereof, to the extent required by applicable law or contract or arrangement, to approve the Merger and the consummation of the transactions contemplated hereby. Each of the parties hereto agrees not to take any action or fail to take any action that would be likely to cause any representation or warranty contained in this Agreement to cease to be true or accurate or that would be reasonably likely to prevent the performance of any covenant or the satisfaction of any condition contained in this Agreement. Nothing contained in this Agreement shall be construed to require Parent to (i) divest or commit to divest any assets or business of Parent, any subsidiary of Parent or the Company or (ii) make or commit to make any change to the manner in which the business of Parent or any subsidiary of Parent or the Company or to the relationship between Parent, any subsidiary of Parent or the Company and any vendor, supplier, lender, dealer, distributor or customer.

Section 5.06 Communications with Agencies. Between the date hereof and the Closing Date, the Company will promptly transmit to Parent copies of any communications with NHTSA and any other federal or state regulatory agencies received after the date hereof which relate to the Business.

Section 5.07 Public Disclosure. Between the date hereof and the Closing Date, no party to this Agreement shall make or cause to be made any press release or similar public announcement or communication in any form with respect to this Agreement or the transactions contemplated hereby, without the consent of the other parties, except if Parent, based on the advice of its counsel, reasonably believes that such disclosure is required to comply with requirements of applicable law or the rules of the New York Stock Exchange.

Section 5.08 Supplements to and Amendments of the Disclosure Schedule. Between the date hereof and the Closing Date, the Company and the Shareholders, with respect to the representations and warranties set forth in Article III and each Holder, with respect to the representations and warranties set forth in Article III.A, agree that they shall promptly supplement or amend, as the case may be, the Company Disclosure Schedule with respect to any matter, condition or occurrence arising after the date hereof which, if existing or occurring as of the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule; provided, however, Parent and Acquisition Subsidiary shall have the right to refuse to waive any failure of the Company or the Holders to satisfy the condition set forth in Section 6.01(b) as a result of any supplement or amendment of the Company Disclosure Schedule pursuant to this Section 5.08. To the extent that Parent and Acquisition Subsidiary shall waive such failure to satisfy the condition set forth as

Section 6.01(b), any such supplement to or amendment of the Company Disclosure Schedule with respect to any matter, condition or occurrence arising after the date hereof shall be considered part of the Company Disclosure Schedule and, as such, Parent and Acquisition Subsidiary shall not make any claim for indemnification based on such supplements or amendments pursuant to Article VIII hereof. Any supplement or amendment of the Company Disclosure Schedule with respect to any matter, condition or occurrence existing or occurring as of the date of this Agreement that should have been, but was not, set forth or described in the Company Disclosure Schedule, shall not affect the rights of Parent and Acquisition Subsidiary under Section 9.01(d) or (e) or Section 9.02.


Section 5.09 Tax Matters.

          (a) Between the date hereof and the Closing Date, the Company and the Shareholders shall not revoke the Company's election to be taxed as a S
Corporation within the meaning of Sections 1361 and 1362 of the Code (and corresponding elections under state law). The Shareholders shall not take or allow any action (other than the sale of the Company's stock pursuant to this Agreement) that would result in the termination of the Company's status as a validly electing S Corporation within the meaning of Sections 1361 and 1362 of the Code (and corresponding elections under state law). (b) Between the date hereof and the Closing Date, without the prior written consent of Parent, the Company shall not file any amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to the Company, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company or any of its subsidiaries, or take any other similar action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability of the Company for any period ending after the Closing Date or decreasing any tax attribute of the Company existing on the Closing Date. Section 5.10 Excluded Assets Transactions. Prior to the Closing Date, the Company and the Holders shall have entered into the transactions set forth on Schedule 5.10 (collectively, the "Excluded Assets Transactions").

                                  Article V.A
           CERTAIN AGREEMENTS AMONG THE PARTIES FOLLOWING THE CLOSING

SECTION 5.01.A Section 338(h)(10) Tax Election

          (a) At Parent's option, the Company and each of the Holders shall join with Parent in making an election under Section 338(h)(10) of the Code (and any corresponding election under state or local tax law) with respect to Merger (collectively, a "Section 338(h)(10) Election"). The Holders shall include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on their tax returns to the extent required by applicable law. The Holders shall also pay any Tax imposed on the Company attributable to the making of the Section 338(h)(10) Election and the related deemed sale of assets, including (i) any Tax imposed under section 1374 of the Code, (ii) any

Tax imposed under U.S. Treasury Regulations Section 1.338(h)(10)-1(d) or (iii) any Tax imposed on the Company's gain, and the Holders shall indemnify Parent, Acquisition Subsidiary and the Surviving Corporation against any Losses arising out of any failure to pay any such Taxes; provided, however, that Parent shall pay an amount equal to the additional state taxes, if any, for which the Holders may be liable solely as a result of the Section 338(h)(10) Election (the "State Tax Adjustment"). For tax purposes, the parties hereto agree to treat and to report the State Tax Adjustment as additional Merger Consideration paid by Parent to the Holders.

          (b) If a Section 338(h)(10) Election is made pursuant to Section 5.01A(a), Parent, the Company, and the Holders agree that the Merger Consideration and the liabilities of the Company (plus other relevant items) initially will be allocated to the assets of the Company for all purposes (including Tax and financial accounting) as shown on the allocation schedule set forth on Schedule 5.01.A(b). Parent may amend Schedule 5.01.A(b) from time to time (i) to account for (y) adjustments, if any, to the Merger Consideration or
(z) distributions, if any, of Escrowed Funds to the Holders, or (ii) to reflect differences, if any, between the asset allocation for Tax purposes and the asset allocation for financial accounting purposes; provided that Schedule 5.01A(b) shall not be amended in any manner that adversely effects the Holders. Parent, the Company, and the Holders shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with Schedule 5.01(A)(b), which shall be set forth on U.S. federal tax Form 8883 that is provided to the Holder Representative pursuant to Sections 5.06.A(a) and 5.06.A(c).

SECTION 5.02.A Certain Deductions. If a Section 338 (h)(10) Election is not made pursuant to Section 5.01A(a), the parties agree to make an election under
Section 1362(e)(3) of the Code.

SECTION 5.03A Transfer of Excluded Assets.

          (a) Donald R. Pletcher shall, or shall cause one of his affiliates to, within a reasonable time after the Closing, obtain any necessary third party consents to the transfer of, and shall take title to, and the Company shall transfer title to, the Purchased Excluded Assets free and clear of any liens or encumbrances created by the Company or its affiliates after the Closing.

          (b) As soon practicable after January 15, 2004, but not later than January 30, 2004, the Company shall file the appropriate forms as soon as practicable to obtain the refund of the Company's S Corporation tax deposit, and shall promptly remit the amount refunded from the Company's S Corporation tax deposit to Donald R. Pletcher who has purchased the Company's S Corporation tax deposit pursuant to Section 5.10. The Company shall cooperate with the Holder Representative in any dispute or issues with the Internal Revenue Service regarding the refund of the Company's S Corporation tax deposit.

SECTION 5.04.A Books and Records. Following the Closing Date, Parent shall maintain such books and records of the Company as have been delivered to it by the Company and the Shareholders until the time for the taking of any federal tax audit of the Company for its fiscal year 2003 shall have expired and shall provide the Shareholders and their representatives reasonable access thereto in order to enable the Shareholders to (a) prepare their tax returns and (b) perform any other acts reasonably related to their former interest in the Company.

SECTION 5.05.A Tax Cooperation. The Holder Representative and the Parent shall each (and the Parent after Closing shall cause the Company to): (a) cooperate in the preparation of any tax returns of the Company which the other is responsible for preparing and filing, (b) cooperate fully in preparing for any audits of, or disputes with the Internal Revenue Service or the appropriate foreign, state or local taxing authorities (each, a "Taxing Authority") regarding, any Tax liability of the Company, (c) make available to any Taxing Authority, as reasonably requested, all information, records, and documents relating to any Tax, (d) provide timely notice to the other in writing of any written notice received concerning any pending or threatened audits or assessments relating to any Tax liability of the Company and (e) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any audit or information request with respect to any Tax liability of the Company. In addition, Parent and the Holder Representative agree to retain or cause to be retained all books and records pertinent to the Company until all applicable periods for assessment under applicable law (giving effect to any and all extensions or waivers) have expired, and to abide by or cause the abidance with all record retention agreements entered into with any Taxing Authority. Parent agrees to cause the Company to give the Holder Representative reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters, and if the Holder Representative so requests, Parent agrees to cause the Company to allow the Holder Representative to inspect and copy all or any portion of such books and records at the Holder Representative's expense.

SECTION 5.06.A Tax Forms. If a Section  338(h)(10)  Election is made pursuant to
Section 5.01A(a):

          (a) Parent shall prepare all federal tax forms, including U.S. federal tax Forms 8023 and 8883, and comparable state and local tax forms that may be required to effect a valid Section 338(h)(10) Election for federal and comparable state and local tax purposes ("Section 338(h)(10) Election Forms"). As soon as practicable after the Closing Date, but not later than December 15, 2003, the Parent shall furnish the Holder Representative with a copy of the
Section 338(h)(10) Election Forms.

          (b) As soon as practicable, but not later than 30 days, after the receipt of U.S. federal tax Form 8023 (and comparable state and local tax forms) (the "Election Forms") from Parent, the Holder Representative shall furnish Parent with the Election Forms signed by each Shareholder. Parent shall file the Election Forms within the applicable time period.

          (c) As soon as practicable, but not later than 30 days, after the date of (i) any adjustment to the Merger Consideration or (ii) any distribution of Escrowed Funds to the Holders, Parent shall furnish the Holder Representative with a copy of the appropriate amended Section 338(h)(10) Election Forms, including an amended U.S. federal tax Form 8883.

          (d) Parent shall work together with the Holder Representative to address any comments the Holder Representative may have to the Section 338(h)(10) Election Forms; provided however, subject to the restrictions set forth in Section 5.01(A)(b)(ii), Parent shall not be obligated to modify such forms in accordance with any such comments.

                                   Article VI
                             Conditions to Closing

Section 6.01 Conditions to Obligations of Parent and Acquisition Subsidiary. The obligations of Parent and Acquisition Subsidiary to close the transactions contemplated by this Agreement are subject to the prior fulfillment of each of the following conditions; provided, however, that Parent and Acquisition Subsidiary may waive in writing any one or more of such conditions:

          (a) Performance of Obligations. The Company and the Holders shall have complied with and performed all the terms, covenants and conditions of this Agreement required to be complied with and performed by them on or prior to the Closing Date and shall have made all of the deliveries required to have been made hereunder by them on or prior to the Closing Date.

          (b) Representations and Warranties. All of the representations and warranties made by the Company, the Shareholders and the Holders contained in this Agreement shall be true and correct, in all material respects, on the Closing Date, as if made on the Closing Date.

          (c) Consents. All necessary governmental approvals and consents of third parties to the transactions contemplated by this Agreement (including, but not limited to, the consents of third parties specified on Schedule 6.01(c)) shall have been obtained.

          (d) Legal Opinion. The Company shall have furnished Parent with a favorable opinion, dated the Closing Date, of Barnes & Thornburg, counsel for the Company, addressed to Parent, substantially in the form annexed hereto as
Exhibit 6.01(d).

          (e) Closing Certificates. The Company shall have furnished Parent and Acquisition Subsidiary with a certificate, dated as of the Closing Date and executed by the President of the Company, certifying that each of the conditions set forth in Sections 6.01(a), (b) (other than with respect to the representations and warranties made by the Holders), (i) and (j) has been satisfied.

          (f) Resolutions. The Company and the Holders shall have delivered to Parent and Acquisition Subsidiary the resolutions of the Company's Board of Directors and Shareholders authorizing the execution, delivery and performance of this Agreement and the documents and instruments to be executed and delivered by the Company pursuant hereto and the transactions contemplated hereby and thereby, certified by the Secretary of the Company and dated the Closing Date.

          (g) Legal Matters. All legal matters in connection with this Agreement and the Closing hereunder shall be approved by Akin Gump Strauss Hauer & Feld LLP, counsel for Parent, and there shall have been furnished to such counsel by the Company and the Holders such corporate and other records and information as it may reasonably have requested for such purpose.

          (h) Prepayment of Indebtedness; Liens. Parent shall be satisfied or shall have received assurances reasonably satisfactory to it that all of the Company's indebtedness is prepayable without any penalty to the Company and Parent shall have received from the secured parties listed on Schedule 6.01(h) such documentation necessary for the termination of the Liens specified on
Schedule 6.01(h).

          (i) No Material Adverse Change. The absence of any material adverse change in the business, assets, liabilities, operations, prospects, properties or condition, financial or otherwise, of the Company.

          (j) Legal Restraints, Proceedings. The absence of (i) any injunction order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the transactions contemplated by this Agreement and (ii) any pending or threatened claims or legal proceedings as of the Closing Date which would, if adversely determined, have a material adverse effect on the transactions contemplated hereby.

          (k) Director and Officer Resignations. Parent and Acquisition Subsidiary shall have received resignations, effective as of the Closing Date in form and substance satisfactory to Parent and Acquisition Subsidiary, of all the officers and directors of the Company.

          (l) Appraisal Rights. The holders of not more than 2% of the outstanding shares of Company Common Stock shall have demanded appraisal of their shares in accordance with the IBCL.

          (m) Excluded Assets Transactions. The Company and the Holders shall have consummated the Excluded Asset Transactions.

          (n) Leases for Leased Real Property. The real property leases in substantially the forms set forth on Exhibits 6.01(n)(1)-(3) shall have been executed and delivered by the respective parties thereto.

          (o) Options to Purchase. The options to purchase certain Leased Real Property in substantially the forms set forth on Exhibit 6.01(o) shall have been executed and delivered by the parties thereto.

Section 6.02 Conditions to Obligations of the Company and the Holders. The obligations of the Company and the Holders to close the transactions contemplated by this Agreement are subject to the prior fulfillment of each of the following conditions; provided, however, that the Company and the Holders may waive in writing any one or more of such conditions:

          (a) Performance of Obligations. Parent and Acquisition Subsidiary shall each have complied with and performed all the terms, covenants and conditions of this Agreement required to be complied with and performed by each on or prior to the Closing Date and shall have made all of the deliveries required to have been made hereunder by them on or prior to the Closing Date.

          (b) Representations and Warranties. All of the representations and warranties made by Parent and Acquisition Subsidiary contained in this Agreement shall be true and correct in all material respects on the Closing Date, as if made on the Closing Date.

          (c) Consents. All necessary governmental approvals and consents of third parties to the transactions contemplated by this Agreement shall have been obtained.

          (d) Legal Opinion. Parent and Acquisition Subsidiary shall have furnished the Company and the Holders with a favorable opinion, dated the Closing Date, of Akin Gump Strauss Hauer & Feld LLP, counsel for Parent and Acquisition Subsidiary, addressed to Company and the Holders, substantially in the form annexed hereto as Exhibit 6.02(d).

          (e) Closing Certificate. Parent and Acquisition Subsidiary shall have furnished the Company with a certificate, dated as of the Closing Date and executed by the President of Parent and Acquisition Subsidiary, respectively, certifying that each of the conditions set forth in Sections 6.02(a) and (b) has been satisfied.

          (f) Resolutions. Parent and Acquisition Subsidiary shall have delivered to the Company resolutions of their respective Board of Directors authorizing the execution, delivery and performance by them of this Agreement and the documents and instruments to be executed and delivered by Parent and Acquisition Subsidiary pursuant hereto and the transactions contemplated hereby and thereby, each certified by the Secretary of Parent and Acquisition Subsidiary, respectively, and dated the Closing Date.

          (g) Legal Matters. All legal matters in connection with this Agreement and the Closing hereunder shall be approved by Barnes & Thornburg, counsel for the Company and the Holders, and there shall have been furnished to such counsel by Parent and Acquisition Subsidiary such corporate and other records and information as they may reasonably have requested for such purposes.

          (h) Legal Restraints, Proceedings. The absence of (i) any injunction, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the transactions contemplated hereby and (ii) any pending or threatened claims or legal proceedings as of the Closing Date which would, if adversely determined, have a material adverse effect on the transactions contemplated hereby.

                                  Article VII
                                    Closing

Section 7.01 Closing Date. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 11:00 a.m., New York time, on the business day after the satisfaction or waiver of the conditions set forth in Article VI (other than those that by their terms cannot be satisfied until the time of Closing), at the offices of Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, New York 10022 or at such other time, date or place agreed to in writing by Parent and the Company. The date on which the Closing actually occurs is referred to herein as the "Closing Date".

Section 7.02 Deliveries by the Company and the Holders. At the Closing, the Company and the Holders shall deliver to Parent and Acquisition Subsidiary:

          (a) The Articles of Merger, duly executed by the Company;

          (b) The Escrow Agreement, duly executed by the Holder Representative and the Escrow Agent;

          (c) A non-competition agreement, substantially in the form attached hereto as Exhibit 7.02(c), duly executed by each of Donald R. Pletcher, Gary Groom, Tim Howard and Craig Weeks;

          (d) A release, substantially in the form of Exhibit 7.02(d) attached hereto, duly executed by each of the Holders (collectively, the "Holders Releases"); and

          (e) All other documents required pursuant to this Agreement, all in form and substance satisfactory to counsel for Parent and Acquisition Subsidiary, as well as any further documentation or instruments as Parent, Acquisition Subsidiary or their counsel may reasonably require to effectuate the terms of this Agreement.

Section 7.03 Deliveries by Parent and Acquisition Subsidiary. At the Closing, Parent and Acquisition Subsidiary shall deliver to the Holders:

          (a) The Articles of Merger, duly executed by Acquisition Subsidiary;

          (b) The Estimated Merger Consideration, as contemplated by Section 2.01; provided, however, that the Escrowed Funds shall be deducted from the Estimated Merger Consideration and delivered to the Escrow Agent in accordance with Section 2.03;

          (c) The Escrow Agreement, duly executed by Parent, the Surviving Corporation and the Escrow Agent; and

          (d) All other documents required pursuant to this Agreement, all in form and substance satisfactory to counsel for the Company and the Holders, as well as any further documentation or instruments as the Company, the Holders or their counsel may reasonably request to effectuate the terms of this Agreement.

Section 7.04 Further Assurances. The Holders, the Holder Representative and Parent each agree, and Parent shall cause the Surviving Corporation to agree, that at any time or from time to time after the Closing Date that upon request of the other party or parties, the Holders, Holder Representative, Parent or the Surviving Corporation, as the case may be, will execute, acknowledge and deliver such other and further instruments and take such other action or actions as the requesting party may reasonably request in order to effectuate the terms of this Agreement and the documents and instruments contemplated hereby.

                                  Article VIII
                           SURVIVAL; INDEMNIFICATION

Section 8.01 Survival Past Closing. Any investigation or examination by Parent of the business, properties or affairs of the Company or the Holders shall not affect the representations and warranties of the Company and the Holders herein contained and the respective representations and warranties of the parties herein contained shall survive the Closing for a period of one (1) year (referred to herein as "General Representations"), with the exception of (i) representations and warranties of the Company and the Shareholders with respect to taxes as set forth in Section 3.18 (referred to herein as the "Special Representation"), which shall survive the Closing for the applicable statute of limitations and (ii) representations and warranties of each Holder as set forth in Article III.A hereof (referred to herein as "Personal Representations"), which shall survive indefinitely.

Section 8.02 Indemnification by the Holders. The Holders shall indemnify, defend and hold Parent, Acquisition Subsidiary, the Surviving Corporation and their respective officers, directors, employees, agents, subsidiaries and affiliates harmless from and against any and all liabilities, losses, damages, claims, fines, penalties, costs and expenses, including, without limitation, reasonable attorneys' and accounting fees (collectively, "Losses") incurred by Parent Acquisition Subsidiary, the Surviving Corporation or any of their respective officers, directors, employees, agents, subsidiaries or affiliates, arising out of or resulting from (i) any breach of any representation or warranty made by the Company or the Holders contained in this Agreement or in the Company Disclosure Schedule, (ii) the nonperformance of any covenant or obligation to be performed by the Company or the Holders under this Agreement and/or (iii) any matters described on Annex 8.02 (the "Additional Matters"); provided, however, that (x) no Holder shall be required to indemnify for any Losses in excess of the portion of the Merger Consideration received by such Holder, except for Losses arising out of or resulting from the breach of such Holder's Personal Representations, which shall not be limited and (y) no Holder shall be required to indemnify for any Losses arising out of or resulting from the breach of any other Holder's Personal Representations, (z) Losses shall be reduced by any Tax Benefit (or net insurance proceeds after deducting any costs of collection) received by Parent or the Surviving Corporation in connection with the claims giving rise to indemnification hereunder and (aa) Losses shall be net of any reserves provided for in the Audited Closing Balance Sheet; provided, however for items described in Section 2.01(c) the specific reserve for each such item shall be as set forth on Schedule 8.02 . The obligations of the Holders pursuant to this Article VIII shall be joint and several, to the extent of the Escrowed Funds and otherwise shall be several among the Holders as provided in Section
8.04. Notwithstanding the foregoing, if any claim for indemnification is asserted by Parent and/or the Surviving Corporation against the Holders and the Parent and/or the Surviving Corporation is covered by an insurance policy for such Losses, Parent and/or the Surviving Corporation shall use their commercially reasonable efforts to seek indemnification under the applicable insurance policy or policies; provided, however, Parent and/or the Surviving Corporation shall not be obligated to commence any legal proceedings against any insurance provider for indemnification hereunder. Parent and/or the Surviving Corporation shall give the Holder Representative notice of their intention to seek indemnification for such Losses from applicable insurance policies and, provided such notice is delivered in a timely manner, such notice shall also constitute notice for purposes of Sections 2.02(iii) and 8.06 and Section 2(b) of the Escrow Agreement. In the event that Parent and/or the Surviving

Corporation are unable to collect sufficient insurance proceeds to be fully indemnified for their respective Losses, Parent and/or the Surviving Corporation shall be entitled to receive indemnification pursuant to this Article VIII and pursuant to the terms of the Escrow Agreement, and shall, as promptly as practicable, assign to the Holder Representative, without recourse, their respective claims for the uncollected Losses against the insurance provider or providers.

         For purposes of this Agreement, "Tax Benefit" shall mean (i) an actual reduction in taxes payable, (ii) an actual refund of taxes previously paid, or
(iii) the present value of any future refund, future credit, reduction in future taxes payable as a result of an increased net operating loss or other future reduction in an otherwise required tax payment, including in each such case any interest paid (or in the case of a future refund, payable) thereon. The present value of the amounts described in clause (iii) of the preceding sentence shall be computed (A) using the tax rate applicable to the highest level of income with respect to such tax under the applicable tax law on the date prescribed for payment of the indemnity payment (taking into account, if applicable, the character of the income which is reduced by the loss or similar item) and assuming sufficient income in all applicable tax periods to use such benefit, and (B) using as a discount rate the interest rate on such date imposed on corporate deficiencies paid within thirty (30) days of a notice of proposed deficiency under Section 6621(a) of the Code.

Section 8.03 Indemnification by Parent and Acquisition Subsidiary. Parent and Acquisition Subsidiary shall jointly and severally indemnify, defend and hold the Holders and their respective affiliates harmless from and against any and all Losses incurred by any of the Holders or their affiliates arising out of or resulting from (i) any breach of any representation or warranty made by Parent or Acquisition Subsidiary contained in this Agreement and/or (ii) the nonperformance of any covenant or obligation to be performed by Parent or Acquisition Subsidiary under this Agreement; provided, however, Losses shall be reduced by any Tax Benefit (or net insurance proceeds after deducting any costs of collection) received by Holders in connection with the claims giving rise to indemnification hereunder.

Section 8.04  Limitation  on  Indemnification.  Neither the Holders  pursuant to
Section 8.02 nor Parent,  Acquisition  Subsidiary or the  Surviving  Corporation
pursuant to Section 8.03 shall be obligated to indemnify the other against any Losses until Parent, Acquisition Subsidiary and the Surviving Corporation, on one hand, or the Holders, on the other hand, have incurred aggregate Losses in excess of Five Hundred Thousand Dollars ($500,000) (the "Basket"), except that the Basket shall not be applicable to claims for indemnification against the Holders for breaches of Special Representation, Personal Representations or Additional Matters, in which case Parent, Acquisition Subsidiary or the Surviving Corporation shall be entitled to receive the full amount of their Losses. At such time as the aggregate Losses (including Losses arising out of or resulting from Special Representation, Personal Representations or Additional Matters) incurred by Parent, Acquisition Subsidiary or the Surviving Corporation, on one hand, or Losses incurred by the Holders, on the other hand, shall exceed the Basket, such party shall be entitled to receive the full amount of its Losses and not only that portion which is in excess of the Basket.

Section 8.05 Exclusive Remedy. The withdrawal of Escrowed Funds (including any undistributed interest earned thereon), as provided in Section 2.02, will be the exclusive source of satisfaction for monetary Losses subject to indemnification by the Holders pursuant to this Article VIII, except for Losses arising out of or resulting from breaches of Special Representation or Personal Representations. Subject to the provisions of Section 8.02, (a) Losses arising out of or resulting from breaches of Personal Representations may, in the sole discretion of Parent, Acquisition Subsidiary and the Surviving Corporation, be satisfied from any source including, but not limited to, the Escrowed Funds, (b) losses arising out of or resulting from breaches of Special Representation shall be paid, first, from the Escrowed Funds and, thereafter, from any source, provided, however, that the maximum amount of all monetary Losses subject to indemnification by the Holders pursuant to this Article VIII arising out of or resulting from General Representations, Special Representation and Additional Matters (but not Personal Representations) shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000) (inclusive of the One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) deposited as Escrowed Funds, after giving effect to any withdrawal or release of Escrowed Funds pursuant to Sections 2.02), and (c) any liability for Losses arising out of or resulting from breaches of Special Representation or Additional Matters from sources other than Escrowed Funds shall be several among the Holders, pro rata, based on the respective portion of the Merger Consideration received by each such Holder under Section 2.02(b)(ii). From and after the Closing Date, the provisions of this Article VIII shall be the sole and exclusive remedy for monetary damages arising out of or resulting from the breach of any representations or warranties made pursuant to Articles III, III.A or IV of this Agreement, absent fraud or intentional misrepresentation.

Section 8.06 Indemnification Procedures.

          (a) If Parent, Acquisition Subsidiary or the Surviving Corporation, on the one hand, or the Holders, on the other hand, shall receive notice of any matter which such party or any of its officers, directors, subsidiaries, employees, agents, subsidiaries or affiliates (any of the foregoing, an "Indemnitee"), has determined has given or, with respect to any matters, is reasonably likely to result in, a right of indemnification under this Agreement, the Indemnitee shall promptly give the indemnifying party (the "Indemnitor") written notice of such claim, stating the amount of the Losses, if known and method of computation thereof, all with reasonable particularity and including documentary proof, if available and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability which it may have on account of the claim, except to the extent the Indemnitor shall have been prejudiced by such failure.

          (b) If an Indemnitee shall receive notice of any claim or proceeding initiated by a third party which is or may be subject to indemnification (each, a "Third Party Claim"), the Indemnitee shall promptly give the Indemnitor written notice of such Third Party Claim; provided, however, that failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability which it may have on account of the Third Party Claim, except to the extent the Indemnitor shall have been prejudiced by such failure. In such event the Indemnitee shall permit the Indemnitor, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its own expense. If, however, the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against all Losses that may result from such Third Party Claim and the Indemnitee is reasonably satisfied that the Indemnitor has sufficient funds available (whether Escrowed Funds or otherwise) to pay any Losses resulting from such Third Party Claim, then the Indemnitor shall be entitled, at its option, to assume and control the defense of such claim by counsel of its own choice and at its own expense, provided that the Indemnitor and its counsel shall proceed with diligence and good faith with respect thereto. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel in any Third Party Claim and the fees and expenses of such counsel shall be at the expense of such Indemnitor if (i) the Indemnitor has failed to promptly assume the defense and employ counsel or (ii) the named parties to any such Third Party Claim (including any impleaded parties) include such Indemnitee and any Indemnitor and such Indemnitee shall have been advised by its counsel that there is a conflict of interest between the Indemnitor and such Indemnitee with respect to such Third Party Claim or with respect to any legal defense which may be available; provided, however, that the Indemnitor shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any claim or proceeding.

          (c) In the event the Indemnitor exercises its right to undertake the defense of any Third Party Claim, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor witnesses, pertinent records, materials and information in its possession or under its control relating thereto as are reasonably requested by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to the Indemnitee witnesses, pertinent records, materials and information in its possession or under its control relating thereto as are reasonably requested by the Indemnitee. No Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed; provided, however, that the Indemnitor may settle such Third Party Claim without the consent of the Indemnitee so long as the settlement (x) includes an unconditional release of the Indemnitee, in form and substance reasonably satisfactory to the Indemnitee, from the third party claimant, (y) does not impose any liabilities or obligations on the Indemnitee and (z) with respect to any non-monetary provision of any settlement of a claim in which Parent, Acquisition Subsidiary or the Surviving Corporation is the Indemnitee, does not impose conditions upon the Indemnitee which, in the Indemnitee's good faith judgment, could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee. No Third Party Claim which is being defended in good faith by the Indemnitee alone or jointly with the Indemnitor, shall be settled by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld; provided, however, that the Indemnitee may settle such claim without the consent of the Indemnitor so long as the settlement (x) includes an unconditional release of the Indemnitor, in form and substance reasonably satisfactory to the Indemnitor, from the claim by the Indemnitee and the third party claimant and (y) does not impose any liabilities or obligations on the Indemnitor.

                                   Article IX
                            TERMINATION OF AGREEMENT

Section 9.01 Events of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

          (a) by the mutual consent of Parent and the Holder Representative;

          (b) by either Parent or Acquisition Subsidiary, if the Company or any of the Holders breaches any of their respective representations, warranties, covenants or agreements contained in this Agreement;

          (c) by the Holder Representative, if
Parent or Acquisition Subsidiary breaches any of their respective representations, warranties, covenants or agreements contained in this Agreement;

          (d) by either Parent or Acquisition Subsidiary, on the one hand, or the Holder Representative, on the other hand, if any of the conditions to such party's obligations to close the transactions contemplated by this Agreement is not satisfied (or waived in writing by such party) on or prior to September 29, 2003 (the "Outside Date"); provided, however, that if any of such conditions is not satisfied as a result of the breach by any party of its representations, warranties, covenants or agreements contained in this Agreement, then the party responsible for such breach shall not have the right to terminate this Agreement pursuant to this clause (d);

          (e) by either Parent or Acquisition Subsidiary, on the one hand, or the Holder Representative, on the other hand, if the Closing has not occurred on or prior to the Outside Date (as same may be extended); provided, however, that if the Closing has not occurred on or prior to the Outside Date as a result of the breach by any party of its representations, warranties, covenants or agreements contained in this Agreement, then the party responsible for such breach shall not have the right to terminate this Agreement pursuant to this clause (e); or

          (f) by either Parent or Acquisition Subsidiary, on the one hand, or the Holder Representative, on the other hand, if any of the following shall occur: (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange lasting for more than twenty-four (24) hours or (ii) any banking moratorium declared by U.S. Federal or New York authorities.

Section 9.02 Effect of Termination. In the event that either party shall elect to terminate this Agreement pursuant to any provision contained herein expressly giving such party the right to terminate this Agreement, this Agreement shall forthwith terminate and have no further effect and neither party shall have any further obligation or liability (except with respect to those provisions hereof which expressly survive any termination of this Agreement). Notwithstanding the foregoing, the termination of this Agreement pursuant to any provision hereof shall not relieve any party of any liability for a breach of any representation or warranty or the nonperformance of any covenant or obligation hereunder and any such termination shall not be deemed to be a waiver of any available remedy for any such breach or nonperformance.

                                   Article X
                                 FINDER'S FEES

          The Company and the Holders, on the one hand and Parent, on the other hand, represent and warrant to each other that they respectively have had no dealings with any finder, broker, financial advisor or investment banker in connection with the transactions contemplated by this Agreement, other than NatCity Investments, Inc. ("NatCity"), which has been engaged pursuant to a separate agreement between the Company and NatCity and whose compensation will be paid by the Company and the Holders in accordance with Section 12.01(b). The Holders will indemnify and hold Parent harmless from and against any and all liabilities (including but not limited to reasonable attorneys' fees) to which it or the Company may be subjected by reason of (i) any compensation or amounts due or to become due to NatCity or (ii) any other finder's, broker's, financial advisor's, investment banker's or similar fee or commission with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by the Holders or the Company; provided, however, any liabilities arising out of or resulting from the foregoing may, in the sole discretion of Parent, be satisfied from any source including, but not limited to, the Escrowed Funds; and provided, further, that the liability of the Holders for such liabilities from the Escrowed Funds shall be joint and several and otherwise shall be several among the Holders, pro rata, based on the respective portion of the Merger Consideration received by each such Holder pursuant to Section 2.01(b). Parent and Acquisition Subsidiary shall jointly and severally indemnify and hold the Holders harmless from and against any and all liabilities (including but not limited to reasonable attorneys' fees) to which any of them may be subjected by reason of any finder's, broker's, financial advisor's, investment banker's or similar fee or commission with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by Parent or Acquisition Subsidiary. The provisions of this Article X shall survive any termination of this Agreement.

                                   Article XI
                                    NOTICES

          Any notice required or permitted to be given by any party under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, on the next business day after delivery to a nationally recognized overnight courier service, when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address or facsimile number indicated below for such party or at such other address as such party may designate upon written notice to the other parties (except that notice of change of address shall be deemed given upon receipt).

          (a) In the case of Parent or Acquisition Subsidiary:

                           Thor Industries, Inc.
                           419 West Pike Street
                           Jackson Center, Ohio 45334
                           Attn:    President
                           Facsimile:       937-596-6539
                           Telephone:       937-596-6849

                           With a copy to:

                           Akin Gump Strauss Hauer & Feld LLP
                           590 Madison Avenue
                           New York, New York  10022
                           Attn:      Alan Siegel
                                      Steven H. Scheinman
                           Facsimile:       212-872-1002
                           Telephone:       212-872-1000

          (b) In the case of the Company:

                           Damon Corporation
                           c/o Lindon Investments, Inc.
                           P.O. Box 1153
                           Elkhart, Indiana 46515
                           Attn:      Donald R. Pletcher
                           Facsimile:       574-266-4959
                           Telephone:       574-264-7790

                           With a copy to:

                           Barnes & Thornburg
                           121 W. Franklin Street
                           Suite 200
                           Elkhart, Indiana 46516
                           Attn:      Scott Troeger
                           Facsimile:       574-296-2535
                           Telephone:       574-293-0681

          (c) In the case of the Holders, to the Holder Representative:

                           Donald R. Pletcher
                           c/o Lindon Investments, Inc.
                           P.O. Box 1153
                           Elkhart, Indiana 46515
                           Facsimile:       574-266-4959
                           Telephone:       574-264-7790

                           With a copy to:

                           Barnes & Thornburg
                           121 W. Franklin Street
                           Suite 200
                           Elkhart, Indiana 46516
                           Attn:      Scott Troeger
                           Facsimile:       574-296-2535
                           Telephone:       574-293-0681

                                  Article XII
                                 MISCELLANEOUS

Section 12.01 Expenses.

          (a) Irrespective of whether the Closing is effected and except as otherwise expressly provided herein, Parent and Acquisition Subsidiary shall pay all costs and expenses that they incur and the Holders shall pay all costs and expenses that the Company or the Holders incur, including, but not limited to, legal, accounting, financial advisory and investment banking fees and expenses, with respect to the negotiation and execution of this Agreement and any other documents or instruments to be executed and delivered pursuant hereto and the performance of any covenants to be performed by such party and satisfaction of any conditions to be satisfied by such party which are contained herein or therein. The provisions of this Section 12.01 shall survive any termination of this Agreement.

          (b) Notwithstanding Section 12.01(a), upon the Closing, Parent and Acquisition Subsidiary shall pay, on behalf of the Company and the Holders, (i) all fees and expenses incurred by the Company and the Holders described in
Section 12.01(a) above, directly to the Company's and Holder's counsel, investment banker and accountants, as the case may be, as set forth in a disbursement instruction letter to be delivered by the Company to Parent no later than two (2) business days prior to the Closing Date and (ii) any fees payable on or before the Closing Date by the Holders to the Escrow Agent pursuant to the Escrow Agreement. Not later than two (2) business days prior to the Closing Date, the Holder Representative shall cause (x) Barnes & Thornburg, counsel to the Company and the Holders, to deliver a letter to Parent indicating the final amount of legal fees owed it through that date with wire payment instructions, (y) NatCity, the investment banker for the Company, to deliver a letter to Parent indicating the final amount of investment banking fees owed to it with wire payment instructions, (z) C&C to deliver a letter to Parent indicating the accounting fees owed to it and (aa) John Holdeman, a consultant to the Company, to deliver a letter to Parent indicating the final amount of fees owed to him with wire payment instructions. All payments by Parent or Acquisition Subsidiary of fees and expenses pursuant to this Section 12.01(b) are referred to herein collectively as "Company Expense Payments".

          (c) In the event that any costs or expenses of the Company or the Holders are not paid by the Holders pursuant to Section 12.01(a) or by Parent or Acquisition Subsidiary pursuant to Section 12.01(b) and, instead, are payable by the Company (or the Surviving Corporation) following the Closing, such costs and expenses shall be accrued and reserved on the Estimated Closing Balance Sheet and the Audited Closing Balance Sheet for purposes of Section 2.01.

Section 12.02 Entire Agreement. This Agreement, together with the Company Disclosure Schedule and Exhibits hereto and the documents and instruments to be executed and delivered pursuant hereto, constitute the entire understanding and agreement by and among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings among such parties with respect to the subject matter hereof.

Section 12.03 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing and signed by the party against whom such amendment or waiver is sought to be enforced; provided, however, that any such amendment or waiver signed by the Holder Representative shall be binding on all of the Holders as provided in Section 12.15. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party hereto, to exercise and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by any party hereto, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 12.04 Successors and Assigns. Acquisition Subsidiary shall have the right to assign this Agreement and its rights and obligations hereunder to any wholly-owned subsidiary of Parent. Except as provided in the preceding sentence, neither this Agreement nor any rights hereunder may be assigned by any party without the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 12.05 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

Section 12.06 Severability. If any provision of this Agreement, as applied to any part or to any circumstance, shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in a ny other circumstances or the validity or enforceability of this Agreement.

Section 12.07 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, shall create or confer on any person other than the parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities, except as expressly provided herein.

Section 12.08 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other document or instrument to be executed or delivered pursuant hereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

Section 12.09 Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may, except as may otherwise be expressly provided in this Agreement, proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. From and after the Closing Date, the provisions contained in
Article VIII herein shall be the sole and exclusive remedy for monetary damages arising out of or resulting from the breach of any representations or warranties made pursuant to Articles III, III.A or IV of this Agreement, absent fraud or intentional misrepresentation.

Section 12.10 Captions. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 12.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Section 12.12 Certain References. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The terms "herein", "hereof" or "hereunder" or similar terms as used in this Agreement refer to this entire Agreement and not to the particular provision in which the term is used. Unless otherwise stated, all references herein to Articles, Sections, subsections or other provisions are references to Articles, Sections, subsections or other provisions of this Agreement. All references to the term "business day" shall mean any day on which banking institutions in New York or Indiana are not required or permitted to be closed.

Section 12.13 Interpretation. This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of either party.

Section 12.14 Consent to Jurisdiction and Service of Process. Each Holder, for itself, its personal representatives, legatees, heirs and assigns, hereby consents to the personal jurisdiction of the courts of the County and State of New York and of the United States District Court for the Southern District of New York, each as may have competent jurisdiction, with respect to any dispute or controversy arising under or in connection with this Agreement and agrees that process issued out of any such court or in accordance with the rules of practice of such court may be served by mail or other form of substituted service to the Holder Representative, as provided by Section 12.15, at the addresses and with copies as provided in Article XI and that any actions therein may be consolidated in a single action. Each Holder also agrees not to bring any dispute or controversy arising under or in connection with this Agreement in any other court. Each Holder waives any defense of inconvenient forum to the maintenance of any dispute or controversy so brought and waives any bond, surety or other security that may be required of any other party hereto with respect such dispute or controversy. Nothing contained herein shall be deemed to prevent Parent from effecting service of process upon any Holder in any other manner permitted by law or from commencing any action in any court having competent jurisdiction.

Section 12.15 Holder Representative. Each of the Holders hereby designates and appoints the Holder Representative to perform all such acts as are required, authorized or contemplated by this Agreement and the Escrow Agreement to be performed by the Holders (including, without limitation, the execution and delivery of any waivers, consents, approvals, extensions, amendments and other agreements, the giving and receipt of notices, the resolution of disputes and any matters or proceedings referred to in Article VIII hereof) and hereby acknowledges that the Holder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement and the Escrow Agreement by any Holder. Each Holder further designates and appoints the Holder Representative as it agent for service of process with respect to any disputes regarding or arising out of this Agreement or any transaction contemplated hereby. Each Holder acknowledges that the foregoing appointments and designations shall be coupled with an interest and shall survive the death or incapacity of such Holder and that the Holder Representative shall not be liable for any such action taken in good faith. Each Holder hereby authorizes the other parties hereto to disregard any notice delivered or other action taken by any Holder pursuant to this Agreement and/or the Escrow Agreement except for the Holder Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Holder Representative and are and will be entitled and authorized to give notices only to the Holder Representative for any notice contemplated by this Agreement to be given to any Holder.

Section 12.16 Knowledge. As used in this Agreement, the term "knowledge" or words of similar import means, with respect to (i) the Company, the actual knowledge of each of Donald R. Pletcher, Gary Groom, Tim Howard and Craig Weeks,
(ii) Parent and Acquisition Subsidiary, the actual knowledge of Parent's Chairman, Vice Chairman and Chief Financial Officer and (iii) each Holder, the actual knowledge of such Holder, in each case after due and reasonable inquiry, which, in the case of clauses (i) and (ii) above, shall consist of due and reasonable inquiry of those officers and Holders of the Company or of those officers of Parent and Acquisition Subsidiary, as the case may be, who would normally be expected to have knowledge of the truth or completeness of the representation or warranty in question.

Section 12.17 Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means, with respect to the Company, any breach of a representation or warranty hereunder or a covenant to be performed by the Company or the Holders the effect of which may be to (x) impede or impair the operation of the Business in the ordinary course consistent with past practice or (y) cause the Company (or the Surviving Corporation) to pay or become liable to pay more than $10,000 to remedy any single such event, violation, breach, default or termination (as the case may be) or more than $25,000 in the aggregate for all such events, violations, breaches, or defaults or terminations (as the case may be).

Section 12.18 Defined Terms. The following terms used in this Agreement shall have the meanings set forth in the corresponding Articles, Sections or subsections of this Agreement:


   "Acquisition Subsidiary"                             Heading Paragraph
   "Agreement"                                          Heading Paragraph
   "Audited Closing Balance Sheet"                      Section 2.02(c)(ii)
   "Audited Statements"                                 Section 3.06

   "Basket"                                             Section 10.04
   "Business"                                           Whereas Clause 1
   "C&C"                                                Section 2.01(c)(iii)
   "Certificate"                                        Section 1.08(a)
   "Certificate of Merger"                              Section 1.02
   "Closing"                                            Section 7.01
   "Closing Date"                                       Section 7.01
   "Closing Balance Sheet"                              Section 2.02(c)(i)
   "Code"                                               Section 1.08(a)
   "Commonly Controlled Entity"                         Section 3.19(c)
   "Company"                                            Heading Paragraph
   "Company's Agreements"                               Section 3.09
   "Company Benefit Plans"                              Section 3.19(c)
   "Company Common Stock"                               Whereas Clause 2
   "Company Disclosure Schedule"                        Article III
   "Company Expense Payments"                           Section 12.01(b)
   "Company Stock Options"                              Whereas Clause 2
   "Consideration Per Common Share"                     Section 2.02(b)(ii)
   "D&T"                                                Section 2.02(c)(ii)
   "DGCL"                                               Section 1.01
   "Effective Time"                                     Section 1.02
   "Election Forms"                                     Section 5.06A(b)
   "Environmental Claims"                               Section 3.27(f)(i)
   "Environmental Laws"                                 Section 3.27(f)(ii)
   "Environmental Permits"                              Section 3.27(f)(iii)
   "ERISA"                                              Section 3.19(c)
   "Escrow Agent"                                       Section 2.02
   "Escrow Agreement"                                   Section 2.02
   "Escrowed Funds"                                     Section 2.02
   "Estimated Closing Balance Sheet"                    Section 2.01(a)(ii)
   "Estimated Merger Consideration"                     Section 2.01(a)(ii)
   "Excluded Assets"                                    Section 2.01(c)
   "Excluded Assets Transactions"                       Section 5.10
   "Financial Statements"                               Section 3.06
   "First S Corp. Year"                                 Section 3.18(a)
   "GAAP"                                               Section 2.01(c)(i)
   "General Representations"                            Section 8.01
   "Governmental Entity"                                Section 3.05(a)
   "Hazardous Materials"                                Section 3.27(f)(iv)
   "Holders"                                            Heading Paragraph
   "Holder Releases"                                    Section 7.02(d)
   "Holder Representative"                              Heading Paragraph
   "IBCL"                                               Section 1.01
   "Indemnitee"                                         Section 8.04
   "Indemnitor"                                         Section 8.04
   "Independent Firm"                                   Section 2.01(c)(iv)

   "Intellectual Property Rights"                       Section 3.14
   "IRS"                                                Section 3.18(b)
   "Key Employee"                                       Section 3.19(a)
   "Leased Real Property"                               Section 3.10(b)
   "Licenses"                                           Section 3.15
   "Lien"                                               Section 3.02(b)
   "Losses"                                             Section 8.02
   "Merger"                                             Section 1.01
   "Merger Consideration"                               Section 2.01(a)(i)
   "Merger Consideration Per Common Share"              Section 2.01(b)(ii)
   "NatCity"                                            Article X
   "NHTSA"                                              Section 3.23
   "Objection Notice"                                   Section 2.01(c)(iii)
   "Open Purchase Orders"                               Section 3.09(b)
   "Optionholders"                                      Heading Paragraph
   "Outside Date"                                       Section 9.01(d)
   "Owned Real Property"                                Section 3.10(a)
   "Parent"                                             Heading Paragraph
   "PCBs"                                               Section 3.27(e)
   "Permitted Liens"                                    Section 3.05(b)
   "Personal Representations"                           Section 8.01
   "Products"                                           Whereas Clause 1
   "Purchased Excluded Assets"                          Section 5.10
   "Real Property"                                      Section 3.10(b)
   "Real Property Leases"                               Section 3.10(b)
   "Release"                                            Section 3.27(f)(v)
   "S Corp. Dividends"                                  Section 3.08(q)
   "S Corp. State"                                      Section 3.18(a)
   "S Corporation"                                      Section 3.18(a)
   "SEC"                                                Section 5.06
   "Section 338(h)(10) Election"                        Section 5.01A(a)
   "Section 338(h)(10) Election Forms"                  Section 5.06A(a)
   "Securities Act"                                     Section 3.05(a)
   "Shareholders"                                       Heading Paragraph
   "Special Representation"                             Section 8.01
   "Surviving Corporation"                              Section 1.01
   "State Tax Adjustment"                               Section 5.01A(a)
   "Tax Benefit"                                        Section 2.01(e)
   "tax return"                                         Section 3.18(i)
   "taxes"                                              Section 3.18(i)
   "Taxing Authority"                                   Section 5.05A
   "Third Party Claim"                                  Section 8.04(b)
   "Unaudited Statements"                               Section 3.06

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


PARENT:                                THOR INDUSTRIES, INC.




                                       By: /s/ Wade F. B. Thompson
                                           ------------------------------------
                                           Name:  Wade F.B. Thompson
                                           Title: Chairman, President and Chief
                                                  Executive Officer


ACQUISITION SUBSIDIARY                 THOR ACQUISITION CORP.


                                       By: /s/ Wade F. B. Thompson
                                           ------------------------------------
                                           Name: Wade F.B. Thompson
                                           Title: President


COMPANY:                               DAMON CORPORATION


                                       By: /s/ Donald R. Pletcher
                                           ------------------------------------
                                           Name: Donald R. Pletcher
                                           Title: President


SHAREHOLDERS:
                                           /s/ Donald R. Pletcher
                                           ------------------------------------
                                           Donald R. Pletcher


                                           /s/ Tim Howard
                                           ------------------------------------
                                           Tim Howard


                                           /s/ Gary Groom
                                           ------------------------------------
                                           Gary Groom

                                           /s/ Craig Weeks
                                           ------------------------------------
                                           Craig Weeks


                                           /s/ Daniel Harter
                                           ------------------------------------
                                           Daniel Harter


                                           /s/ David Olson
                                            ------------------------------------
                                           David Olson


                                           /s/ Mike Peterson
                                           ------------------------------------
                                           Mike Peterson


                                           /s/ David Miller
                                           ------------------------------------
                                           David Miller


                                           /s/ Jack Culbertson
                                           ------------------------------------
                                           Jack Culbertson


                                           Leslie G. and Marla M. Wilkinson
                                           Revocable Living Trust
                                           dated November 15, 2000


                                           /s/ Marla M. Wilkinson
                                           ------------------------------------
                                           Name:  Marla M. Wilkinson
                                           Title: Trustee


                                           /s/ Nigel Clark
                                           ------------------------------------
                                           Nigel Clark


                                           /s/ Jerry Carpenter
                                           ------------------------------------
                                           Jerry Carpenter


                                           /s/ Marvin Miller
                                           ------------------------------------
                                           Marvin Miller

                                           /s/ Loman Doty
                                           ------------------------------------
                                           Loman Doty


                                           /s/ James Krider
                                           ------------------------------------
                                           James Krider


                                           /s/ Donald Holmes
                                           ------------------------------------
                                           Donald Holmes



OPTION HOLDERS:                            /s/ James Krider
                                           ------------------------------------
                                           James Krider


                                           /s/ Craig Weeks
                                           ------------------------------------
                                           Craig Weeks


          The undersigned hereby acknowledges his appointment as the Holder Representative and his willingness to fulfill the duties of the Holder Representative as contemplated by this Agreement.


HOLDER REPRESENTATIVE


By: /s/ Donald R. Pletcher
    -----------------------------
    Name:  Donald R. Pletcher